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                                                                   EXHIBIT 10.18
                          CROWN PACIFIC LIMITED PARTNERSHIP


                            ------------------------------

                               NOTE PURCHASE AGREEMENT

                            Dated as of December 15, 1997

                            ------------------------------


                  Re:  $95,000,000 Senior Notes, Series A, B and C
                                   Due 2010 - 2018


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

                                  TABLE OF CONTENTS

SECTION                                 HEADING                            PAGE


SECTION 1.      DESCRIPTION OF NOTES AND COMMITMENT. . . . . . . . . . . . . 1

     Section 1.1.   Description of the Transaction; Notes. . . . . . . . . . 1
     Section 1.2.   Commitment, Closing Date . . . . . . . . . . . . . . . . 2
     Section 1.3.   Failure to Deliver . . . . . . . . . . . . . . . . . . . 2
     Section 1.4.   Expenses . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.5.   Several Commitments. . . . . . . . . . . . . . . . . . . 3
     Section 1.6.   Pre-funding of Commitment. . . . . . . . . . . . . . . . 3

SECTION 2.      REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . . . . 4

     Section 2.1.   Representations of the Company . . . . . . . . . . . . . 4
     Section 2.2.   Representations of the Managing General Partner. . . . . 4
     Section 2.3.   Representations of the Purchasers. . . . . . . . . . . . 4

SECTION 3.      CLOSING CONDITIONS . . . . . . . . . . . . . . . . . . . . . 6

     Section 3.1.   Execution of Agreement and Notes . . . . . . . . . . . . 6
     Section 3.2.   Closing Certificates . . . . . . . . . . . . . . . . . . 6
     Section 3.3.   Opinions of Counsel. . . . . . . . . . . . . . . . . . . 6
     Section 3.4.   Legal Existence and Authority. . . . . . . . . . . . . . 6
     Section 3.5.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 3.6.   Environmental Audit. . . . . . . . . . . . . . . . . . . 7
     Section 3.7.   Appraisals . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 3.8.   Related Transactions . . . . . . . . . . . . . . . . . . 7
     Section 3.9.   Acquisition Facility; Working Capital Facility . . . . . 7
     Section 3.10.  Legality . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 3.11.  Payment of Special Counsel Fees. . . . . . . . . . . . . 8
     Section 3.12.  Private Placement Number . . . . . . . . . . . . . . . . 8
     Section 3.13.  [Intentionally Reserved] . . . . . . . . . . . . . . . . 8
     Section 3.14.  Satisfactory Proceedings . . . . . . . . . . . . . . . . 8

SECTION 4.      COMPANY COVENANTS. . . . . . . . . . . . . . . . . . . . . . 8

     Section 4.1.   Legal Existence, Etc . . . . . . . . . . . . . . . . . . 8
     Section 4.2.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 4.3.   Taxes, Claims for Labor and Materials, Compliance
                    with Laws; Environmental and Natural Resource Matters. . 9
     Section 4.4.   Maintenance, Etc . . . . . . . . . . . . . . . . . . . .12
     Section 4.5.   Nature of Business . . . . . . . . . . . . . . . . . . .12
     Section 4.6.   Limitations on Current Debt and Funded Debt. . . . . . .12
     Section 4.7.   Distributions. . . . . . . . . . . . . . . . . . . . . .13
     Section 4.8.   Investments. . . . . . . . . . . . . . . . . . . . . . .13
     Section 4.9.   Mergers and Consolidations . . . . . . . . . . . . . . .15
     Section 4.10.  Sales of Assets. . . . . . . . . . . . . . . . . . . . .16
     Section 4.11.  Sale of Equity Interests in Restricted Subsidiaries. . .18
     Section 4.12.  Limitation on Harvesting . . . . . . . . . . . . . . . .19
     Section 4.13.  Payment of Dividends by Restricted Subsidiaries. . . . .20
     Section 4.14.  Guaranties . . . . . . . . . . . . . . . . . . . . . . .20
     Section 4.15.  Transactions with Affiliates . . . . . . . . . . . . . .20
     Section 4.16.  Multiemployer Plan Liability and Termination of
                    Pension Plans. . . . . . . . . . . . . . . . . . . . . .20
     Section 4.17.  Reports and Rights of Inspection.. . . . . . . . . . . .21
     Section 4.18.  Changes in Status of Subsidiaries. . . . . . . . . . . .23
     Section 4.19.  Repurchase of Notes. . . . . . . . . . . . . . . . . . .24
     Section 4.20.  Liens. . . . . . . . . . . . . . . . . . . . . . . . . .24
     Section 4.21.  Ratings. . . . . . . . . . . . . . . . . . . . . . . . .26

SECTION 5.      PREPAYMENT OF NOTES. . . . . . . . . . . . . . . . . . . . .26

     Section 5.1.   Required Prepayments . . . . . . . . . . . . . . . . . .26
     Section 5.2.   Optional Prepayment With Premium . . . . . . . . . . . .27
     Section 5.3.   Notice of Optional Prepayments . . . . . . . . . . . . .27
     Section 5.4.   Application of Prepayments . . . . . . . . . . . . . . .28
     Section 5.5.   Direct Payment . . . . . . . . . . . . . . . . . . . . .28

SECTION 6.      EVENTS OF DEFAULT AND REMEDIES THEREFOR. . . . . . . . . . .28

     Section 6.1.   Events of Default. . . . . . . . . . . . . . . . . . . .28
     Section 6.2.   Notice to Holders. . . . . . . . . . . . . . . . . . . .30
     Section 6.3.   Acceleration of Maturities . . . . . . . . . . . . . . .30

     Section 6.4.   Rescission of Acceleration . . . . . . . . . . . . . . .31

SECTION 7.      AMENDMENTS, WAIVERS AND CONSENTS . . . . . . . . . . . . . .31

     Section 7.1.   Consent Required . . . . . . . . . . . . . . . . . . . .31
     Section 7.2.   Solicitation of Holders. . . . . . . . . . . . . . . . .32
     Section 7.3.   Effect of Amendment or Waiver. . . . . . . . . . . . . .32

SECTION 8.      INTERPRETATION OF AGREEMENT; DEFINITIONS . . . . . . . . . .32

     Section 8.1.   Definitions. . . . . . . . . . . . . . . . . . . . . . .32
     Section 8.2.   Accounting Principles. . . . . . . . . . . . . . . . . .50
     Section 8.3.   Directly or Indirectly . . . . . . . . . . . . . . . . .50

SECTION 9.      MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . .50

     Section 9.1.   Registered Notes . . . . . . . . . . . . . . . . . . . .50
     Section 9.2.   Exchange of Notes. . . . . . . . . . . . . . . . . . . .51
     Section 9.3.   Loss, Theft, Etc. of Notes . . . . . . . . . . . . . . .51
     Section 9.4.   Powers and Rights Not Waived; Remedies Cumulative. . . .51
     Section 9.5.   Notices. . . . . . . . . . . . . . . . . . . . . . . . .51
     Section 9.6.   Reproduction of Documents. . . . . . . . . . . . . . . .52
     Section 9.7.   Survival . . . . . . . . . . . . . . . . . . . . . . . .52
     Section 9.8.   Successors and Assigns . . . . . . . . . . . . . . . . .52
     Section 9.9.   Governing Law. . . . . . . . . . . . . . . . . . . . . .52
     Section 9.10.  Submission to Jurisdiction . . . . . . . . . . . . . . .52
     Section 9.11.  Limitations of Liability . . . . . . . . . . . . . . . .53
     Section 9.12.  Severability . . . . . . . . . . . . . . . . . . . . . .53
     Section 9.13.  Captions . . . . . . . . . . . . . . . . . . . . . . . .53
     Section 9.14.  Duplicate Originals. . . . . . . . . . . . . . . . . . .53

Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54



ATTACHMENTS TO NOTE PURCHASE AGREEMENT:

        SCHEDULE I    --   Names and Commitments of Purchasers
        SCHEDULE II   --   Investments

        EXHIBIT A-1   --   Form of 7.76% Senior Notes, Series A
        EXHIBIT A-2   --   Form of 7.76% Senior Notes, Series B

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        EXHIBIT A-3   --   Form of 7.93% Senior Notes, Series C
        EXHIBIT B-1   --   Closing Certificate of the Company
        EXHIBIT B-2   --   Closing Certificate of the Managing General Partner
        EXHIBIT C     --   Description of Closing Opinion of Counsel to the
                             Company
        EXHIBIT D     --   Description of Closing Opinion of Special Counsel to
                             the Company
        EXHIBIT E     --   [Intentionally Reserved]
        EXHIBIT F     --   Description of Closing Opinion of Special Counsel to
                             the Purchasers
        EXHIBIT G     --   Subordination Provisions
        EXHIBIT H     --   Pre-Funding Agreement

                          CROWN PACIFIC LIMITED PARTNERSHIP
                               121 S.W. Morrison Street
                               Portland, Oregon  97204



                               NOTE PURCHASE AGREEMENT


                  Re:    $95,000,000 Senior Notes, Series A, B and C
                                   Due 2010 - 2018


                       ----------------------------------------

                                                                     Dated as of
                                                               December 15, 1997
To the Purchasers named in Schedule I
  to this Agreement

Gentlemen:

     CROWN PACIFIC LIMITED PARTNERSHIP, a Delaware limited partnership (together with any Person who succeeds to all or substantially all Crown Pacific Limited Partnership's assets and business, the "COMPANY"), agrees with the Purchasers named on Schedule I to this Agreement (the "PURCHASERS") as follows:

SECTION 1.     DESCRIPTION OF NOTES AND COMMITMENT.

     SECTION 1.1. DESCRIPTION OF THE TRANSACTION; NOTES. The Company has duly authorized the issuance and sale of its Senior Notes due 2010 - 2018 in an aggregate principal amount not to exceed $95,000,000, to be comprised of Series A Notes in an aggregate principal amount of $15,000,000, Series B Notes in an aggregate principal amount of $55,000,000 and Series C Notes in an aggregate principal amount of $25,000,000. The Notes (such term and all other capitalized terms not otherwise defined herein shall have the respective meanings assigned thereto in Section 8) Are to be dated the date of issue, to bear interest at the rate of

7.76%, in the case of the Series A Notes, 7.76%, in the case of the Series B Notes and 7.93%, in the case of the Series C Notes, per annum prior to maturity payable semiannually in arrears on February 1 and August 1 in each year (commencing February 1, 1998) until the principal amount thereof shall be due and payable, to bear interest on overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by law) on any overdue installment of interest at the Overdue Rate, to be expressed to mature on February 1, 2012, in the case of the Series A Notes, February 1, 2013, in the case of the Series B Notes and February 1, 2018, in the case of the Series C Notes, and to be substantially in the respective forms attached hereto as Exhibits A-1, A-2 and A-3. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 5.

     SECTION 1.2. COMMITMENT, CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and such Purchaser agrees to purchase from the Company, on the closing date specified below such Purchaser's name in Schedule I, or in the event that the Company cannot perform all of the conditions set forth in Section 3 by such date, then such other Business Day not later than the commitment expiration date specified below such Purchaser's name in Schedule I as such conditions can be satisfied or such other Business Day as the Company and the Purchasers shall specifically agree upon (the "CLOSING DATES"), the Notes specified opposite such Purchaser's name in Schedule I at a price of 100% of the principal amount thereof.

     Delivery of the Notes to be purchased on each Closing Date will be made at the offices of Chapman and Cutler, 111 W. Monroe Street, Chicago, Illinois 60603 at or about 12:00, noon, Chicago, Illinois time, on such Closing Date against payment therefor in Federal funds or other immediately available funds at the principal office of Bank of America National Trust and Savings

Association, San Francisco, ABA# 121000358, Account Name, Crown Pacific Limited Partnership, Account No. 12330-26768, in the amount of the purchase price. The Note to be delivered to each Purchaser on such Closing Date will be delivered to such Purchaser in the form of a single registered Note of each series to be purchased by such Purchaser on such Closing Date in the form attached hereto as Exhibit A-1, A-2 and/or A-3, as the case may be, for the full amount of such Purchaser's purchase of such series (unless different denominations are specified by such Purchaser), registered in such Purchaser's name or in the name of such Purchaser's nominee specified in Schedule I.

     SECTION 1.3. FAILURE TO DELIVER. If, on any Closing Date, the Company fails to tender to any Purchaser the Notes to be issued to such Purchaser on such Closing Date or if the conditions specified in Section 3 hereof have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this Agreement; PROVIDED that such election shall not relieve the Company from any of its obligations hereunder or waive any of such Purchaser's rights against the Company. Without limiting the foregoing, if the conditions specified in Section 3 hereof for any Closing Date have not been fulfilled, each Purchaser purchasing Notes on such Closing Date may waive compliance by the Company with any such condition to such extent as such Purchaser in its sole discretion may determine.

     SECTION 1.4. EXPENSES. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay all expenses relating to the transactions contemplated by this Agreement, including but not limited to:

          (a) the cost of reproducing this Agreement, the Notes and all other documents required or contemplated hereunder;

          (b) the reasonable fees and expenses of Chapman and Cutler, special counsel to the Purchasers;

          (c)  reasonable out-of-pocket expenses of the Purchasers;

          (d) the cost of delivering to each Purchaser at its home office, insured to its satisfaction, the Notes purchased thereby on the Closing Dates;

          (e) all reasonable fees and expenses (including, without limitation, reasonable attorney's fees) incurred by any Holder in connection with the enforcement of the obligations of the Company under this Agreement or the Notes; and

          (f) all expenses (including reasonable attorney's fees) in connection with any amendments, waivers or consents requested or agreed to by the Company in connection with this Agreement or the Notes (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes;

PROVIDED that each Person that has incurred or incurs expenses related to the subject matter of this Agreement shall use its best efforts to submit promptly to the Company invoices with respect to such expenses. The Company also agrees that it will pay and save the Purchasers harmless against any and all liability with respect to stamp and other taxes (except for taxes on any Purchaser's gross or net income), if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify the Purchasers against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. Each Purchaser hereby represents and warrants that it has not engaged any investment banker or broker in connection with its purchase of the Notes, it being understood that BancAmerica Robertson Stephens has acted as placement agent of the Company.

     The obligations of the Company under this Section 1.4 shall survive the payment or prepayment of the Notes and the termination of this Agreement.

     SECTION 1.5. SEVERAL COMMITMENTS. The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts or defaults of any other Purchaser. The obligation of the Company to consummate the sale of the Notes on each Closing Date is contingent upon the purchase by the Purchasers of 100% of the aggregate principal amount of the Notes scheduled to be purchased on such Closing Date pursuant to this Agreement.

     SECTION 1.6. PRE-FUNDING OF COMMITMENT. In order to facilitate an orderly closing on each Closing Date, each Purchaser purchasing Notes on such Closing Date agrees that upon the request of the Company made at least 5 days prior to such Closing Date, such Purchaser shall make its funds required to purchase the Notes to be purchased by it on such Closing Date available to Bank of America National Trust and Savings Association, as funding agent (the "FUNDING AGENT"), at or prior to 12:00, noon, Chicago, Illinois time, on the Business Day prior to such Closing Date, in Federal funds or other immediately available funds. The foregoing obligation of each Purchaser to so make its funds available shall be subject to the condition precedent that it shall have received a Pre-Funding Agreement executed by the Company and the Funding Agent in substantially the form attached hereto as Exhibit H. Each Purchaser agrees by its execution hereof that funds so made available by it may be invested by the Funding Agent as provided in said Pre-Funding Agreement.

SECTION 2.     REPRESENTATIONS.

     SECTION 2.1. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants that all representations set forth in the form of Closing Certificate attached hereto as Exhibit B-1 are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

     SECTION 2.2. REPRESENTATIONS OF THE MANAGING GENERAL PARTNER. Crown Pacific Management Limited Partnership, a Delaware limited partnership (together with any Person who succeeds to all or substantially all of Crown Pacific Management Limited Partnership's assets and business, the "MANAGING GENERAL PARTNER"), represents and warrants that all representations set forth in the form of Closing Certificate attached hereto as Exhibit B-2 are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

     SECTION 2.3. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser represents and warrants to the Company that such Purchaser is acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that such Purchaser has no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of such Purchaser's Property shall at all times be and remain within its control. Each Purchaser further represents and warrants to the Company that such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investing in the Notes and is aware that the Notes have not been registered under the Securities Act or the securities laws of any state, and that the sale of each Note is predicated upon such sale being exempt from registration as an exempt transaction under applicable federal and state securities laws, and that no state or federal governmental authorities have made any finding or determination relating to the Notes, and that no state or federal governmental authority has or will recommend or endorse the Notes. Each Purchaser further represents and warrants to the Company that at least one of the following statements is an accurate representation as to the source of funds to be used by such Purchaser to pay the purchase price of the Notes purchased by it hereunder (respectively, the "SOURCE"):

          (a) The Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no employee benefit plan

     (treating as a single plan, all employee benefit plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such employee benefit plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile;

          (b) The Source is one or more separate accounts, trusts or a commingled pension trust maintained by the Purchaser within the meaning of PTE 90-1 (issued January 29, 1990) and the Purchaser has disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts or pension trusts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts or trusts as of the date of such purchase (for the purpose of this clause (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

          (c) The Source is a bank collective investment fund maintained by the Purchaser within the meaning of PTE 91-38 (issued July 12, 1991) and the Purchaser has disclosed to the Company the names of such employee benefit plans whose assets in such collective investment fund exceed 10% of the total assets or are expected to exceed 10% of the total assets of such fund as of the date of such purchase (for the purpose of this clause (c), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

          (d) The Source is one or more employee benefit plans, each of which has been identified to the Company in writing;

          (e) The Source is one or more pension funds, trust funds or agency accounts, each of which is a "governmental plan" as defined in Section 3(32) of ERISA;

          (f) The Source is an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of PTE 84-14, issued March 13, 1984), provided that no other party to the transactions described in this Agreement and no "affiliate" of such other party (as defined in Section V(c) of PTE 84-14) has at this time, and during the immediately preceding one year has exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to this clause (f) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans; or

          (g) The Source consists of funds which do not constitute "plan assets".

     The Company shall deliver a certificate on each Closing Date which certificate shall either state that (i) it is neither a "party in interest" (as defined in Title I, Section 3(14) of ERISA) nor a "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to clauses (b), (c) or (d) above, or (ii) with respect to any plan identified pursuant to clause (f) above, neither it nor any "affiliate" (as defined in Section V(c) of PTE 84-14) is described in the proviso to said clause (f). As used in this Section 2.3, the term "SEPARATE ACCOUNT" shall have the meaning assigned thereto in ERISA, the term "PLAN ASSETS" shall have the meaning assigned thereto in Department of Labor Regulation 29 C.F.R. Section 2510.3-101 and the term "EMPLOYEE BENEFIT PLAN" shall have the meaning assigned thereto in ERISA and shall also include a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended. The representations contained in such certificate shall be made in reliance upon and subject to the accuracy of the representation of the Purchasers in this Section 2.3 as to the source of funds to be used by the Purchasers to pay the purchase price of the Notes to be purchased by the Purchasers.

SECTION 3.     CLOSING CONDITIONS.

     The obligation of each Purchaser to purchase the Notes to be purchased by such Purchaser on each Closing Date shall be subject to the performance by the Company of its agreements hereunder which, by the terms hereof, are to be performed at or prior to the time of delivery of the Notes and of the following further conditions precedent:

     SECTION 3.1. EXECUTION OF AGREEMENT AND NOTES. On or prior to such Closing Date this Agreement and the Notes shall have been duly authorized, executed and delivered by the Company and shall be in full force and effect and no Default or Event of Default shall exist in the performance by the Company of any of its obligations thereunder.

     SECTION 3.2. CLOSING CERTIFICATES. On such Closing Date, each Purchaser purchasing Notes on such Closing Date shall have received (i) from the Company a certificate dated the Closing Date, substantially in the form attached hereto as Exhibit B-1, and (ii) from the Managing General Partner a certificate dated such Closing Date, substantially in the form attached hereto as Exhibit B-2, the truth and accuracy of each of which shall be a condition to such Purchaser's obligation to purchase the Notes proposed to be sold to such Purchaser.

     SECTION 3.3. OPINIONS OF COUNSEL. On such Closing Date, each Purchaser purchasing Notes on such Closing Date shall have received the written opinions, dated in each case as of such Closing Date, from Ball Janik LLP, counsel to the Company and the Managing General Partner, from Andrews & Kurth L.L.P., special counsel to the Company, and from Chapman and Cutler, special counsel to the Purchasers, their respective opinions substantially described in Exhibits C, D and F hereto, reasonably satisfactory in form and substance to such Purchaser.

     SECTION 3.4. LEGAL EXISTENCE AND AUTHORITY. On such Closing Date, each Purchaser purchasing Notes on such Closing Date shall have received, in form and substance reasonably satisfactory to such Purchaser and such Purchaser's special counsel, such documents and evidence with respect to the Company and the Managing General Partner as such Purchaser or such Purchaser's special counsel may reasonably request in order to establish the existence and good standing of the Company and the Managing General Partner, the authorization of the transactions contemplated by this Agreement, the taking of all appropriate proceedings in connection therewith and compliance with the conditions set forth in this Section 3.

     SECTION 3.5. INSURANCE. Prior to such Closing Date, each Purchaser purchasing Notes on such Closing Date shall have received from the Company a certificate of the Company evidencing compliance with the provisions of
Section 4.2.

     SECTION 3.6. ENVIRONMENTAL AUDIT. Prior to such Closing Date, each Purchaser purchasing Notes on such Closing Date shall have received from the Company reasonably requested environmental information with respect to the Properties owned by the Company or to be owned by the Company after giving effect to the issuance of the Notes and the consummation of the transactions described in Section 3.8 (including environmental information with respect to the conversion facilities and endangered species).

     SECTION 3.7. APPRAISALS. Prior to such Closing Date, each Purchaser purchasing Notes on such Closing Date shall have received existing appraisal reports reasonably requested by the Purchasers with respect to the timberlands owned by the Company or to be owned by the Company after giving effect to the issuance of the Notes.

     SECTION 3.8. RELATED TRANSACTIONS. Concurrently with the issuance and sale of the Notes to the Purchasers on such Closing Date:

          (i) the Company shall consummate the sale of the entire aggregate principal amount of the Notes scheduled to be sold on such Closing Date (and in the case of the second Closing Date, the sale of the Notes scheduled to be sold on the first Closing Date shall also have been consummated) pursuant to this Agreement; and

          (ii) The net proceeds of the sale of the Notes pursuant to this Agreement shall be applied by the Company to repay indebtedness in connection with the acquisitions of timberlands and other Property and to the payment, or provision for payment, of expenses in consummating the transactions contemplated by this Agreement.

     SECTION 3.9. ACQUISITION FACILITY; WORKING CAPITAL FACILITY. On or prior to such Closing Date, the Company shall have executed and delivered and there shall be in full force and effect an Amended and Restated Credit Agreement dated as of July 31, 1996, as amended (the "ACQUISITION CREDIT AGREEMENT"), with Bank of America National Trust and Savings Association and the other banks named therein, pursuant to which there shall from time to time be available to the Company (subject to certain conditions precedent set forth therein) not less than $150,000,000 to fund future acquisitions by the Company of timberlands and related assets (the "ACQUISITION FACILITY"), and the Company shall have executed and delivered and there shall be in full force and effect an Amended and Restated Facility B Credit Agreement dated as of July 31, 1996, as amended (the "WORKING CAPITAL CREDIT AGREEMENT"), with Bank of America National Trust and Savings Association and the other banks named therein, pursuant to which there shall from time to time be available to the Company (subject to certain conditions precedent set forth therein) not less than $40,000,000 for working capital and general partnership purposes of the Company.

     SECTION 3.10. LEGALITY. On such Closing Date, the purchase by each Purchaser of the Notes proposed to be sold to such Purchaser on such Closing Date shall not be prohibited by any applicable law or governmental regulation, shall not be subject to any penalty or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received from the Company such certificates or other evidence as to matters of fact as such Purchaser may reasonably request to establish compliance with this condition.

     SECTION 3.11. PAYMENT OF SPECIAL COUNSEL FEES. On such Closing Date, the Company shall have paid the reasonable fees and expenses of Chapman and Cutler, special counsel to the Purchasers, in connection with the purchase of the Notes by the Purchasers on such Closing Date.

     SECTION 3.12. PRIVATE PLACEMENT NUMBER. Prior to such Closing Date, the appropriate filings shall have been duly made with Standard & Poor's CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, in order to obtain a private placement number for each series of the Notes.

     SECTION 3.13.  [INTENTIONALLY RESERVED].

     SECTION 3.14. SATISFACTORY PROCEEDINGS. All proceedings taken in connection with the transactions contemplated by this Agreement and all documents necessary to the consummation thereof, shall have been taken or delivered, as the case may be, shall be satisfactory in form and substance to special counsel to the Purchasers, and each Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

SECTION 4.     COMPANY COVENANTS.

     From and after the first Closing Date and continuing so long as any amount remains unpaid on any Note:

     SECTION 4.1. LEGAL EXISTENCE, ETC. The Company will preserve and keep in force and effect its legal existence as a limited partnership not taxable as a corporation, and will cause each Restricted Subsidiary to preserve and keep in force and effect, its legal existence as a limited partnership, general partnership or corporation, as the case may be, and all material licenses, franchises and permits necessary to the proper conduct of its business, PROVIDED that the foregoing shall not prevent any transaction permitted by Section 4.9; and PROVIDED FURTHER that the Company shall not be obligated to preserve its status as a partnership not taxable as a corporation if (i) the Company's failure to preserve such status shall be the result of an amendment to the tax laws enacted by the Congress of the United

States and (ii) after giving effect to the loss of such status the ratio of Consolidated Cash Flow for the immediately preceding Four Quarter Period to Pro Forma Maximum Debt Service, determined as of the date of the loss of such status, would be greater than 1.1 to 1.0, assuming, for the purposes of the computation of Consolidated Cash Flow, that Consolidated Cash Flow would be reduced by taxes at the applicable tax rate of the Company for such period had the Company been taxable as a corporation.

     SECTION 4.2. INSURANCE. The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts (including such deductibles and self insurance) and against such risks as are customary for companies of established reputation engaged in the same or similar business activities and owning and operating similar Properties.

     SECTION 4.3. TAXES, CLAIMS FOR LABOR AND MATERIALS, COMPLIANCE WITH LAWS; ENVIRONMENTAL AND NATURAL RESOURCE MATTERS. (a) The Company will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the Property or business of the Company or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid would become a Lien or charge upon any Property of the Company or such Restricted Subsidiary, PROVIDED that the Company or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any Property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary, and (ii) the Company or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply, and will cause each Subsidiary to comply, with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, ERISA, the violation of which would materially and adversely affect the Properties, business, profits or condition of the Company and its Restricted Subsidiaries, taken as a whole, or would result in any Lien not permitted under Section 4.20.

          (b) (1) The Company and its Subsidiaries and their Properties shall comply in all material respects with any applicable Environmental and Natural Resource Law;

          (2) The Company and its Subsidiaries shall obtain and maintain in good standing all material Governmental Approvals required for their operations and their Properties by any applicable Environmental and Natural Resource Law;

          (3) The Company and its Subsidiaries shall not, and shall not permit any Person to, own or operate on any of its Properties any (i) landfill or dump or (ii) hazardous waste treatment, storage or disposal facility as defined pursuant to RCRA or any comparable state law; the Company and its Subsidiaries shall not use, generate, treat, store, release or dispose of Hazardous Materials at or on any of its Properties in quantities materially greater than that which is customary for operations similar to those of the Company and its Subsidiaries;

          (4) The Company and its Subsidiaries shall within ten Business Days notify the Holders in writing of, and specify the action the Company is taking and proposes to take with respect thereto and provide any reasonably requested documents upon learning of, any of the following:

               (A) any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law;

               (B) any material Environmental and Natural Resource Claim arising from the Company and its

          Subsidiaries, their operations, their Properties or any other Property previously owned or operated by the Company or its Subsidiaries or their predecessors;

               (C) any conditions or occurrences at the Properties of the Company and its Subsidiaries which could reasonably form the basis for a material Environmental and Natural Resource Claim against the Company or its Subsidiaries or their Properties;

               (D) any material and actual or imminent restriction on the ownership, occupancy, use, productivity or transferability of the Properties of the Company or its Subsidiaries (i) arising in connection with any Release, threatened Release or disposal of a Hazardous Material, or any Environmental and Natural Resource Law or
          (ii) as a consequence of any Harvest/Yield Restriction; or

               (E) any other environmental, natural resource, health or safety condition, which could materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Notes;

          (5) At its sole expense (but without thereby waiving any claims it may have against third parties), the Company and its Subsidiaries will conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other response action necessary to remove, clean up or abate any material quantity of Hazardous Material which is Released or disposed of at or on the Properties in accordance with any applicable Environmental and Natural Resource Law and any order or directive from a Governmental Authority having jurisdiction, except to the extent the Company or its Subsidiaries are diligently contesting any applicable Environmental and Natural Resource Law or any order or directive from a Governmental Authority, so long as such contest is in good faith and by appropriate proceedings and as to which reserves deemed by the Company to be adequate are maintained and no forfeiture or material interference with the use of the Properties of the Company and its Restricted Subsidiaries will result from a failure to comply with the contested requirement;

          (6) (A) The Company agrees, at its sole cost and expense, to defend (with attorneys reasonably satisfactory to the Holders holding at least a majority in aggregate principal amount of outstanding Notes), protect, indemnify and hold harmless the Purchasers, and any Holder, and their respective officers, directors, trustees, employees and agents (the "INDEMNITEES") from and against any and all liabilities, obligations (including removal and remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages, which consequential or punitive damages do not result from an Indemnitee's gross negligence or willful misconduct), penalties, actions, judgments, suits, orders (whether administrative or judicial), consent decrees, claims, costs, expenses and disbursements (including reasonable consultants' fees and disbursements and including all reasonable attorneys' fees whether incurred in a suit or action or any appeals from a judgment or decree therein or in connection with non-judicial action) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against the Indemnitees, the Company or its Subsidiaries directly or indirectly based on, or arising or resulting from (i) the actual or alleged presence or Release of any Hazardous Material on the Properties of the Company or its Subsidiaries or the removal, handling, transportation, disposal or storage of such Hazardous Material, (ii) any Environmental and Natural Resource Claim with respect to the Properties of the Company or its Subsidiaries, or (iii) any failure to comply, and the resulting cost to come into compliance, with any applicable Environmental and Natural Resource Laws with respect to the Properties of the Company or its Subsidiaries and the requirements of any permits issued under such Environmental and Natural Resource Laws (collectively, the "INDEMNIFIED MATTERS"), regardless of when such Indemnified Matters arise, but excluding as to any Indemnitee any Indemnified

     Matter resulting directly from gross negligence or willful misconduct by such Indemnitee or its representative. To the extent that this indemnity is unenforceable because it violates any law or public policy, the Company agrees to contribute the maximum portion that it is permitted to contribute under applicable law to the payment and satisfaction of all Indemnified Matters;

          (B) The Company hereby waives, releases and covenants not to bring any demand, claim, cost recovery action or lawsuit it may now or hereafter have or accrue against any Indemnitee arising from the subject matter of an Indemnified Matter, except as a direct result of the gross negligence or willful misconduct of such Indemnitee;

          (C) The Company agrees to reimburse each Indemnitee for all sums paid and costs incurred by each Indemnitee with respect to any Indemnified Matter, within ten (10) Business Days following written demand therefor, with interest thereon at the Overdue Rate from the initial date of such written demand, if not paid within such ten (10) Business Day period; and

          (D) Should any Indemnitee institute any action or proceeding at law or in equity, or in arbitration, to enforce any provision of the above indemnification (including an action for declaratory relief or for damages by reason of an alleged breach of any provision of the above indemnification) or otherwise in connection with the above indemnification, it shall be entitled to recover from the Company its reasonable fees and disbursements incurred in connection therewith if it is the prevailing party in such action or proceeding.

     SECTION 4.4. MAINTENANCE, ETC. The Company will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its Properties (other than timber) which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times such Properties shall remain usable in the Company's business. The Company will follow, and will cause each Restricted Subsidiary to follow, prudent industry management standards with respect to its timber and timber Properties, including the growing and harvesting of its timber. Nothing in this Section 4.4 shall be construed to (i) limit the Company's ability to sell or otherwise dispose of assets in accordance with Section 4.10, or (ii) prevent the Company from ceasing to operate any sawmill or other conversion facility if the Board of Control determines in good faith that such cessation is in the best interest of the Company. The Company shall engage in prudent management practices with respect to any acquisition of assets, including conducting any environmental investigation as is prudent under the circumstances. The Company shall deliver to each Holder a copy of any environmental report obtained by the Company in connection with any such acquisition.

     SECTION 4.5. NATURE OF BUSINESS. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the growing and harvesting of timber and manufacture and sale of lumber, plywood and wood products and related businesses engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement and described in the Private Placement Memorandum and other businesses incidental or reasonably related thereto.

     Section 4.6. Limitations on Current Debt and Funded Debt. (a) The Company will not, and will not permit any Restricted Subsidiary to, create, assume, incur, guarantee or in any manner be or become liable in respect of any Current Debt or Funded Debt, except:

          (1)  Funded Debt evidenced by the Notes;

          (2) Funded Debt of the Company outstanding on the first Closing Date and described in Part II of Annex C to Exhibit B-1;

          (3) Current Debt and Funded Debt of the Company incurred under the Working Capital Facility, PROVIDED that the aggregate principal amount of such Current Debt and Funded Debt outstanding at any one time shall not exceed $40,000,000;

          (4) Additional Current Debt and Funded Debt of the Company and Funded Debt of a Restricted Subsidiary secured by Liens permitted by Section 4.20(g), PROVIDED that on the date that any such Current Debt or Funded Debt is incurred and after giving effect to the application of the proceeds thereof:

               (i) the ratio of Consolidated Cash Flow for the immediately preceding Four Quarter Period to Pro Forma Interest Expense for such period is greater than 2.5 to 1.0; and

               (ii) the ratio of Consolidated Cash Flow for the immediately preceding Four Quarter Period to Pro Forma Maximum Debt Service is greater than 1.25 to 1.0;

          (5) unsecured Subordinated Funded Debt of the Company to the Managing General Partner or any Affiliate of the Managing General Partner, PROVIDED that the aggregate principal amount of such Subordinated Funded Debt outstanding at any one time shall not exceed $10,000,000; and

          (6) Current Debt or Funded Debt of a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary.

     (b) The renewal, extension or refunding of any Current Debt or Funded Debt issued, incurred or outstanding pursuant to Section 4.6(a) shall constitute the issuance of additional Current Debt or Funded Debt which is, in turn, subject to the limitations of the applicable provisions of this Section 4.6, PROVIDED that, except to the extent of any increase in the outstanding principal amount thereof, the commencement of a new interest period for any Current Debt or Funded Debt as to which interest is computed with reference to the London Interbank Offered Rate or any other base rate or the conversion of the base rate used for any such interest computation shall not be considered a renewal, extension, or refunding of such Current Debt or Funded Debt for purposes of this Section 4.6.

     (c) Any business entity which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this Section 4.6 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Current Debt and Funded Debt of such business entity existing immediately after it becomes a Restricted Subsidiary.

     SECTION 4.7. DISTRIBUTIONS. The Company will not make any Distribution if at the time of such Distribution and after giving effect thereto a Default or Event of Default shall have occurred and be continuing. In addition, the Company will not authorize or make any Distribution (i) on any date other than a Business Day, (ii) in Property other than cash, (iii) which is payable more than 60 days after the date of authorization or declaration, or (iv) in an amount which, together with all previous Distributions made by the Company for the quarterly fiscal period most recently ended prior to the date of such Distribution, exceeds the amount of Available Cash for such quarterly fiscal period.

     SECTION 4.8. INVESTMENTS. The Company will not, and will not permit any Restricted Subsidiary to, make any Investments in any Person, except:

          (a) Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a business entity which, after giving effect to such Investment, becomes a Restricted Subsidiary;

          (b) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is rated at least A-1 by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or P-1 by Moody's Investors Service, Inc. or, if such commercial paper is not rated by either Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or Moody's Investors Service, Inc., the highest rating of another nationally recognized credit rating agency of similar standing approved in writing by the Holders holding at least 66-2/3% in aggregate principal amount of outstanding Notes;

          (c) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof;

          (d) Investments in certificates of deposit maturing within one year from the date of origin, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $250,000,000 and having unsecured Funded Debt outstanding and rated at least AA by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or Aa by Moody's Investors Service, Inc. or, if such unsecured Funded Debt is not rated by either Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or Moody's Investors Service, Inc., a comparable rating by another nationally recognized credit rating agency of similar standing approved in writing by the Holders holding at least 66-2/3% in aggregate principal amount of outstanding Notes;

          (e) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries, and prepayments, advances or deposits made by the Company or any Restricted Subsidiary to any Person in the ordinary course of business in connection with contracts for timber harvesting or the acquisition of stumpage entered into in the ordinary course of business;

          (f) loans or advances in the usual and ordinary course of business to officers, directors and employees of the Managing General Partner or the Company for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Restricted Subsidiary;

          (g) Investments in bankers acceptances maturing within 180 days from the issuance thereof, accepted by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $500,000,000 and having unsecured Funded Debt outstanding and rated at least AA by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or Aa by Moody's Investors Service, Inc. or, if such unsecured Funded Debt is not rated by either Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or Moody's Investors Service, Inc., a comparable rating by another nationally recognized credit rating agency of similar standing approved in writing by the Holders holding at least 66-2/3% in aggregate principal amount of outstanding Notes;

          (h) Investments by the Company and its Restricted Subsidiaries existing on the date of this Agreement and described in Schedule II hereto;

          (i) Investments in any Subsidiary or any other Person organized under the laws of the United States or Canada or any state or province thereof which conducts substantially all of its business and has substantially all of its assets within the United States or Canada and which is engaged in substantially the same business as the Company, PROVIDED that the aggregate amount of all such Investments made pursuant to this clause (i) shall not exceed $10,000,000 in any twelve-month period ending on the date of such Investment or $52,900,000 from and after the first Closing Date (adjusting each such amount annually for the percentage increase or decrease from the prior calendar year in the Consumer Price Index); and

          (j) Guaranties issued in compliance with Section 4.14 constituting an obligation, warranty or indemnity of the Company, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business.

     SECTION 4.9. MERGERS AND CONSOLIDATIONS. The Company will not, and will not permit any Restricted Subsidiary to, consolidate with, or be a party to a merger with, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person; PROVIDED, HOWEVER, that:

          (1) any Restricted Subsidiary may merge or consolidate with or into, or sell, lease or otherwise dispose of all or substantially all of its assets to, the Company or any Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing entity; and

          (2) the Company may consolidate or merge with, or sell all or substantially all of its assets to, any business entity if:

               (i) the surviving or continuing entity or the entity to which all or substantially all of the Company's assets are sold (the "SURVIVING ENTITY") shall be either the Company or an entity organized under the laws of the United States or any state thereof which conducts substantially all of its business and has substantially all of its assets within the United States, and in the case of any such consolidation or merger in which the Company is not the Surviving Entity or in the case of any such sale, the Surviving Entity shall (x) expressly assume in writing the due and punctual payment of the principal of, premium, if any, and the interest on all of the Notes outstanding according to their tenor and the due and punctual performance and observance of all of the covenants in the Notes and this Agreement to be performed or observed by the Company, and (y) furnish to the Holders an opinion of independent counsel to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Entity enforceable in accordance with its terms, which counsel and opinion shall be satisfactory to Holders holding at least 66-2/3% in aggregate principal amount of the then outstanding Notes;

               (ii) at the time of such consolidation or merger or such sale and after giving effect thereto (a) no Default or Event of Default shall have occurred and be continuing and (b) the Consolidated Net Worth of the Surviving Entity shall not be less than the Consolidated Net Worth of the Company immediately prior to such consolidation or merger or such sale; and

               (iii) after giving effect to such consolidation or merger or such sale, the Surviving Entity would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of Section 4.6(a)(4).

     SECTION 4.10. SALES OF ASSETS. (a) The Company will not, and will not permit any Restricted Subsidiary to sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (b) of this Section 4.10) of the assets of the Company and its Restricted Subsidiaries, except as permitted by
Section 4.9; PROVIDED, HOWEVER, that:

          (1) any Restricted Subsidiary may sell, lease or otherwise dispose of any substantial part of its assets to the Company or any Wholly-owned Restricted Subsidiary;

          (2) the Company or any Restricted Subsidiary may sell Properties constituting a substantial part of the assets of the Company and its Restricted Subsidiaries if (i) such sale shall be for an amount not less than the fair market value (as determined in good faith by the Board of Control) of such Properties; (ii) after giving effect to such sale, no Default or Event of Default shall have occurred and be continuing; (iii) the Net Proceeds of the sale of such Properties (to the extent that the Net Proceeds of such sale exceed the minimum amount required to define a substantial part pursuant to Section 4.10(b)) are either:

               (A) applied within the Application Period to pay Senior Funded Debt of the Company or any Restricted Subsidiary (other than Senior Funded Debt of a Restricted Subsidiary to the Company or another Restricted Subsidiary) selected by the Company, which in the case of the Notes shall be applied if and to the extent a prepayment pursuant to Section 5.1 is required to be made within such Application Period then in accordance with Section 5.1 and otherwise pursuant to Section 5.2; PROVIDED, HOWEVER, in the event that a Lien encumbering the Property that is the subject of the sale was given to secure Indebtedness incurred in connection with the acquisition thereof, the Net Proceeds of such sale may be applied first to the payment of such Indebtedness and any remaining Net Proceeds shall be applied as set forth above, or

               (B) deposited and held in a separate trust account with a bank or trust company satisfactory to the Holders holding at least a majority in aggregate principal amount of the outstanding Notes (which account may be invested in Investments of the type described in
          Section 4.8(b), (c), or (d)) and such Net Proceeds shall be either (x) applied within such Application Period to the acquisition of productive assets useful in the Company's business, or (y) committed, pursuant to a binding written contract entered into by the Company during such Application Period, to be applied to the acquisition of productive assets useful in the Company's business (in either case, having a fair market value, determined in good faith by the Board of Control, but excluding in the case of any timberlands any value based on a higher or better use thereof) not less than the amount of such Net Proceeds so applied, PROVIDED that the acquisition contemplated by such binding contract shall be consummated substantially in accordance with the terms thereof within 90 days after the end of such Application Period, and PROVIDED, FURTHER, that the Net Proceeds of the sale of any Property shall be considered to have been applied to an acquisition of Property although the acquisition occurred prior to the sale of Property giving rise to such Net Proceeds so long as such acquisition and sale were a series of related transactions occurring within a 180-day period; and

     (iv) within ten Business Days after any sale pursuant to this clause (2), the Company shall have delivered to the Holders a certificate of the Board of Control certifying that such sale was for fair market value received by the Company and that after giving effect to such sale no Default or Event of Default has occurred and is continuing, and within ten Business Days after the earlier to occur of (a) the application pursuant to this clause
     (2) of the Net Proceeds of any sale or (b) the last day of any Application Period with respect to any sale, the Company shall have delivered to the Holders a certificate of the Board of Control certifying as to the application of the Net Proceeds of such sale and establishing compliance with the requirements of this clause (2);

          (3) the Company may sell timberlands in a like-kind exchange for a like interest in other timberlands having a fair market value (determined in good faith by the Board of Control, but excluding any value based on a higher and better use thereof) of at least the fair market value of the timberlands so sold, PROVIDED that 30 days prior to any like-kind exchange, the Company shall have delivered to the

          Holders a description of such exchange in sufficient detail to establish compliance with the foregoing requirements; and

               (4) the Company may sell not more than 25,000 acres in the aggregate of timberlands owned by the Company designated in good faith by a Responsible Officer for a higher and better use, PROVIDED that ten Business Days after any such sale, the Company shall have delivered to the Holders a certificate of a Responsible Officer notifying the Holders of such sale and certifying as to the number of acres sold pursuant to this clause (4) and the amount of gross proceeds from such sale and establishing compliance herewith.

     (b) As used in this Section 4.10, a sale, lease or other disposition of assets (other than timber harvested and sold and inventory sold, in each case, in the ordinary course of business) shall be deemed to be a "SUBSTANTIAL PART" of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than pursuant to clauses (1) through (4) above) (x) during the 12-month period ending with the date of such sale, lease or other disposition, exceeds $10,000,000 or
(y) since December 22, 1994, exceeds $52,900,000, PROVIDED that each such amount shall be adjusted annually from the first Closing Date for the percentage increase or decrease from the prior calendar year in the Consumer Price Index.

     Section 4.11.  SALE OF EQUITY INTERESTS IN RESTRICTED SUBSIDIARIES.
(a) The Company will not permit any Restricted Subsidiary to issue or sell any Equity Interest (including as "Equity Interest" for the purposes of this Section 4.11, any warrants, rights or options to purchase or otherwise acquire an Equity Interest or other Securities exchangeable for or convertible into an Equity Interest) of such Restricted Subsidiary to any Person other than the Company or a Wholly-owned Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Restricted Subsidiary whereby the Company and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

     (b) The Company will not sell, transfer or otherwise dispose of any Equity Interest in any Restricted Subsidiary (except to qualify directors) or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Restricted Subsidiary) any Equity Interest in or any Indebtedness of any other Restricted Subsidiary, unless:

          (1) simultaneously with such sale, transfer, or disposition, all the Equity Interests and all Indebtedness of such Restricted Subsidiary at the time owned by the Company and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety;

          (2) the Board of Control shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said Equity Interest and Indebtedness is in the best interests of the Company;

          (3) said Equity Interest and Indebtedness are sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Control to be adequate and satisfactory;

          (4) the Restricted Subsidiary being disposed of shall not have any continuing Investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of; and

          (5)  such sale or other disposition is not prohibited by Section 4.10.

     SECTION 4.12. LIMITATION ON HARVESTING. The Company will not, and will not permit any Restricted Subsidiary to, harvest timber on its or such Restricted Subsidiary's timberlands in excess in the aggregate of the following limitations:

     150% of the Planned Volume during any fiscal year of the Company,

     140% of the Planned Volume during any period of two consecutive fiscal years of the Company,

     130% of the Planned Volume during any period of three consecutive fiscal years of the Company, and

     120% of the Planned Volume during any period of four consecutive fiscal years of the Company;

PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries may harvest timber from their timberlands exceeding the limitations set forth above (the "EXCESS HARVEST") if (i) after giving effect to such Excess Harvest, no Default or Event of Default shall have occurred and be continuing, (ii) the Net Proceeds of the sale of such Excess Harvest (based upon the average price received by the Company and its Restricted Subsidiaries for timber sold during such period) are either:

          (A) applied within the Application Period to pay Senior Funded Debt of the Company or any Restricted Subsidiary (other than Senior Funded Debt of a Restricted Subsidiary to the Company or another Restricted Subsidiary) selected by the Company, which in the case of the Notes shall be applied if and to the extent a prepayment pursuant to Section 5.1 is required to be made within such Application Period then in accordance with Section 5.1 and otherwise pursuant to Section 5.2, or

          (B) deposited and held in a separate trust account with the bank or trust company satisfactory to the Holders holding at least a majority in aggregate principal amount of the outstanding Notes (which account may be invested in Investments of the type described in Section 4.8(b), (c), or
     (d)) and such Net Proceeds shall be either (x) applied by the Company within the Application Period to the acquisition of timber or timberland or
     (y) committed, pursuant to a binding written contract entered into by the Company during such

     Application Period, to be applied to the acquisition of timber or timberland (in either case, having a fair market value, determined in good faith by the Board of Control, but excluding any value based on a higher or better use thereof) not less than the amount of such Net Proceeds so applied, PROVIDED that the acquisition contemplated by such binding contract shall be consummated substantially in accordance with the terms thereof within 90 days after the end of such Application Period, and

(iii) within ten Business Days after any Excess Harvest, the Company shall have delivered to the Holders a certificate of the Board of Control certifying that after giving effect to such Excess Harvest no Default or Event of Default has occurred and is continuing, and within ten Business Days after the earlier to occur of (a) the application of the Net Proceeds as set forth clause (ii) of this Section 4.12 or (b) the last day of any Application Period with respect to any Excess Harvest, the Company shall have delivered to the Holders a certificate of the Board of Control certifying as to the application of the Net Proceeds of such Excess Harvest and establishing compliance with the requirements of clause (ii) of this Section 4.12.

     SECTION 4.13. PAYMENT OF DIVIDENDS BY RESTRICTED SUBSIDIARIES. The Company will not and will not permit any Restricted Subsidiary to enter into any agreement which restricts the ability of any Restricted Subsidiary to declare any dividend or to make any distribution on any Equity Interest of such Restricted Subsidiary, PROVIDED that the limited partnership agreement of any Restricted Subsidiary which is a limited partnership may limit the amount of any distribution by such Restricted Subsidiary to the amount of available cash for such Restricted Subsidiary (calculated on the same basis as Available Cash hereunder) for the period in respect of which such distribution is being made.

     SECTION 4.14. GUARANTIES. The Company will not and will not permit any Restricted Subsidiary to become or be liable in respect of any Guaranty except
(i) Guaranties by the Company which are limited in amount to a stated maximum dollar exposure,

(ii) Guaranties of obligations incurred by any Restricted Subsidiary in compliance with the provisions of this Agreement and (iii) bonds posted by the Company or a Restricted Subsidiary in the ordinary course of business in connection with timber harvest contracts, permits for road construction or work in respect of environmental remediation.

     SECTION 4.15. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of, and pursuant to the reasonable requirements of, the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate; PROVIDED, HOWEVER, the Company shall be entitled to reimburse the Managing General Partner for Specified Expenses. The Managing General Partner shall determine the Specified Expenses that are allocable to the Company in any reasonable manner determined by the Managing General Partner.

     SECTION 4.16. MULTIEMPLOYER PLAN LIABILITY AND TERMINATION OF PENSION PLANS. The Company will not and will not permit any ERISA Affiliate to withdraw from any Multiemployer Plan if such withdrawal would result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) that could reasonably be expected to have a material adverse effect on the business, profits or financial condition of the Company and its Restricted Subsidiaries, taken as a whole. The Company will not and will not permit any ERISA Affiliate to permit any employee benefit plan maintained by it to be terminated in a manner which could result in the imposition of a Lien on any Property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

     SECTION 4.17. REPORTS AND RIGHTS OF INSPECTION. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to the Holders pursuant to this Section 4.17 and concurred in by the independent public accountants referred to in Section 4.17(b) hereof), and will furnish to each Holder of any Note (in duplicate if so specified below or otherwise requested), and in the case of the financial statements delivered pursuant to
Section 4.17(b), to the Securities Valuation Office, National Association of Insurance Commissioners, 195 Broadway, Suite 1903, New York, New York 10007:

          (a) QUARTERLY STATEMENTS. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, duplicate copies of:

               (1) consolidated balance sheets of the Company and its Restricted Subsidiaries as of the close of such quarter setting forth in comparative form the amount as of the close of the corresponding period of the preceding fiscal year and the amount as of the close of said preceding fiscal year, and

               (2) consolidated statements of income and cash flows of the Company and its Restricted Subsidiaries for such quarterly period and the year to date period setting forth in comparative form the amount for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified as complete and correct, by an authorized financial officer of the Company;

          (b) ANNUAL STATEMENTS. As soon as available and in any event within 120 days after the close of each fiscal year of the Company, duplicate copies of:

               (1) consolidated balance sheets of the Company and its Restricted Subsidiaries as of the close of such fiscal year, and

               (2) consolidated statements of income and cash flows of the Company and its Restricted Subsidiaries for such fiscal year,

     in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur) and present fairly the financial condition and results of operations of the Company and its Restricted Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in connection therewith;

          (c) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to all holders of Equity Interests in the Company generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company, any Subsidiary or the Partnership with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries, other than reports or licenses granted by any such governmental agency with respect to the timber;

          (d) REQUESTED INFORMATION. With reasonable promptness, such other data and information as any Holder may reasonably request including, without limitation, any information required to be provided to such Holder or a prospective purchaser of the Notes by Rule 144A(d)(4) under the Securities Act;

          (e) OFFICER'S CERTIFICATES. Within the periods provided in paragraphs (a) and (b) above, a certificate signed by the chief financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Section 4.6 through
     Section 4.12, inclusive, and Section 4.20 at the end of the period covered by the financial statements then being furnished (including with respect to Section 4.10(a)(2) and Section 4.12, a certification as to the application of any Net Proceeds during such period and the amount of Net Proceeds remaining to be applied in accordance with each such Section as of such date) and (ii) whether there existed as of the date of such financial statements and whether, to the best of his knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

          (f) ACCOUNTANT'S CERTIFICATES. Within the period provided in paragraph (b) above, a letter, addressed to the Holders, of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further that nothing came to their attention that caused them to believe that the Company was not in compliance with any of the provisions of Section 4.6 through Section 4.12, both inclusive, or Section 4.20 insofar as said provisions relate to accounting matters, and if any non-compliance has come to their attention specifying the nature and period of existence thereof, PROVIDED that such accountants may state that their audit was not directed primarily toward obtaining knowledge of any noncompliance by the Company with any of the terms or provisions of this Agreement;

          (g) ERISA REPORTING. Prompt written notice, and in any event within five Business Days upon learning of its occurrence, of the following and the action the Company has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") with respect thereto: (i) a Reportable Event with respect to any employee benefit plan; (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other Person to terminate any employee benefit plan pursuant to Sections 4041(c) or 4042 of ERISA; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Multiemployer Plan, within the meaning of ERISA which would result in a material adverse effect on the business, profits or financial condition of the Company and its Restricted Subsidiaries taken as a whole; (iv) a "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any employee benefit plan which would result in a material adverse effect on the business, profits or financial condition of the Company and its Restricted Subsidiaries, taken as a whole; or (v) any increase in the liability of the Company or any Subsidiary with respect to any post-retirement welfare benefits which would result in a material adverse effect on the business, profits or financial condition of the Company and its Restricted Subsidiaries, taken as a whole; and

          (h) NOTICE OF LITIGATION. Prompt written notice, and in any event within five Business Days after the Company first obtains knowledge thereof, with respect to the institution of any suit or proceeding against the Company or any Restricted Subsidiary which if determined adversely could, individually or in the aggregate with other suits and proceedings, reasonably be expected to have a material adverse effect on the business, profits, Properties or financial condition of the Company or any Restricted Subsidiary.

Without limiting the foregoing, the Company will permit each Holder (or such Persons as such Holder may designate) to visit and inspect any of the Properties of the Managing General Partner, the Company or any Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with such Holder or Person so designated the finances and affairs of the Company and its Subsidiaries with or without an officer or employee of the Company or any of its Subsidiaries being present) all at such reasonable times and as often as may be reasonably requested; PROVIDED that unless a Default or Event of Default shall have occurred and shall be continuing, such Holders shall give the Company at least 10 days' prior written notice of any such visit. The Company shall not be required to pay or reimburse any Holder for expenses which it may incur in connection with any such visitation or inspection except in the case of any such visitation or inspection which shall occur while a Default or Event of Default shall have occurred and shall be continuing.

     SECTION 4.18. CHANGES IN STATUS OF SUBSIDIARIES. So long as no Default or Event of Default shall have occurred and be continuing, the Board of Control may at any time and from time to time, upon not less than 30 days' prior written notice given to each Holder, designate a previously Unrestricted Subsidiary as a Restricted Subsidiary, PROVIDED that immediately after such designation and after giving effect thereto (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Company could incur at least $1.00 of additional Funded Debt under the provisions of Section 4.6(a)(4).

     Any notice of designation pursuant to this Section 4.18 shall be accompanied by a certificate signed by the chief financial officer of the Company stating that the provisions of this Section 4.18 have been complied with in connection with such designation and setting forth the name of each other Subsidiary (if any) which has or will become a Restricted Subsidiary, as the case may be, as a result of such designation.

     SECTION 4.19. REPURCHASE OF NOTES. Neither the Company nor any Restricted Subsidiary, directly or indirectly or through any Affiliate, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, PRO RATA, from all Holders at the same time and upon the same terms (without regard to the different maturities but taking into account the interest rates applicable to each series of Notes). In case the Company repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by the Company, any Restricted Subsidiary or any Affiliate, such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the Holders of any actions with respect hereto, including, without limitation, SECTIONS 6.3, 6.4 and 7.1.

     SECTION 4.20. LIENS. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any Property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any Property upon conditional sales agreements or other title retention devices, except:

          (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of carriers, loggers, mechanics and materialmen incurred in the ordinary course of business, PROVIDED that payment thereof is not at the time required by
     SECTION 4.3(a);

          (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

          (c) Liens incidental to the conduct of business or the ownership of Properties (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; PROVIDED in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any Property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary;

          (d) minor survey exceptions or minor encumbrances, easements or reservations, rights of others for rights-of-way, utilities and other similar purposes, zoning or other restrictions as to the use of real properties, and leases and subleases thereof, in each case, which (i) are necessary or appropriate for the conduct of the activities of the Company and its Restricted Subsidiaries or customarily exist on Properties of business entities engaged in similar activities and similarly situated and
     (ii) do not in any event materially impair the use of such real property in the operation of the business of the Company and its Restricted Subsidiaries;

          (e) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary;

          (f) Liens on inventory and receivables securing Indebtedness incurred pursuant to the Working Capital Facility, PROVIDED that the aggregate outstanding principal amount so secured shall not exceed $40,000,000 at any time;

          (g) Liens incurred in connection with the acquisition of any fixed asset useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such fixed asset at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed asset, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed asset to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, PROVIDED in any case that (i) the Lien shall attach solely to the fixed asset acquired or purchased, (ii) at the time of acquisition of such fixed asset, the amount remaining unpaid on all Indebtedness secured by Liens on such fixed asset whether or not assumed by the Company or a Restricted Subsidiary shall not exceed an amount equal to 85% (or 100% in the case of Capitalized Leases) of the total purchase price of such fixed asset, and the aggregate amount remaining unpaid on all Indebtedness secured by Liens on fixed assets acquired or purchased subsequent to the first Closing Date (including such fixed asset) shall not exceed the following amounts:

               On or before November 30, 1999                        $25,000,000

               December 1, 1999 to November 30,                      $50,000,000
               2004

               December 1, 2004 and thereafter                     $100,000,000,

     (iii) all such Indebtedness shall have been incurred within the applicable limitations provided in SECTION 4.6, and (iv) after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing; and

          (h) Liens existing on the first Closing Date and described in Part II of Annex C to Exhibit B-1.

     In the event that any Property of the Company or its Restricted Subsidiaries is subjected to a Lien in violation of this Section 4.20 (an "EXCESS LIEN"), (1) the Company or such Restricted Subsidiary shall make or cause to be made provision whereby the obligations of the Company under the Notes and this Agreement will be secured equally and ratably with all other obligations secured by such Excess Lien pursuant to security arrangements reasonably satisfactory in form, scope and substance to the Holders holding not less than 66-2/3% in aggregate principal amount of the outstanding Notes and (2) the Company or such Restricted Subsidiary shall deliver an opinion of counsel satisfactory to the Holders holding not less than 66-2/3% in aggregate principal amount of the outstanding Notes regarding the validity of such security interest and to the effect that the Notes are secured equally and ratably with such other obligations; PROVIDED, HOWEVER, that satisfaction of the conditions set forth in clauses (1) and (2) above does not remedy the Event of Default resulting from such Excess Lien. In the case of any Excess Lien, said obligations of the Company under the Notes and this Agreement shall have the benefit, to the full extent that the Holders may be entitled thereto under applicable law, of an equitable lien on such Property subject to the Excess Lien.

     SECTION 4.21. RATINGS. Upon receipt of a request from any Holder, the Company will, and will cause its Subsidiaries to, provide such information as shall be reasonably requested for the purpose of maintaining any rating applicable to the Notes, whether by a governmental authority or private association; and, if requested, the Company shall make a presentation relevant to the maintenance of any such rating to such authority or association, PROVIDED that the Company shall not be obligated to maintain any specific rating with respect to the Notes with any such authority or association.

SECTION 5.     PREPAYMENT OF NOTES.

     SECTION 5.1. REQUIRED PREPAYMENTS. The Company agrees that it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Series B Notes on each of the following dates an amount equal to the lesser of (i) the amount set forth opposite such date or
(ii) the principal amount of the Series B Notes then outstanding:


               February 1, 2010              $ 8,250,000
               February 1, 2011              $ 8,250,000
               February 1, 2012              $19,250,000

The entire remaining principal amount of the Series B Notes shall become due and payable on February 1, 2013.

     No premium shall be payable in connection with a required prepayment made pursuant to this Section 5.1. For purposes of this Section 5.1, any prepayment of less than all of the outstanding Series B Notes pursuant to Section 5.2 shall reduce the principal amount of the Series B Notes required to be prepaid on February 1 in each subsequent year to and including the stated maturity of the Series B Notes in the same proportion as the aggregate principal amount of the Series B Notes outstanding immediately prior to such prepayment has been reduced by such prepayment.

     SECTION 5.2. OPTIONAL PREPAYMENT WITH PREMIUM. In addition to the payments required by Section 5.1, upon compliance with Section 5.3 the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes of all series, either in whole or in part (but if in part then in an aggregate minimum principal amount of $1,000,000 or such lesser amount as permitted in connection with a sale of assets under Section 4.10 or an excess harvest under Section 4.12) by payment of the outstanding principal amount of the Notes or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of three Business Days prior to the date of such prepayment pursuant to this Section 5.2.

     SECTION 5.3. NOTICE OF OPTIONAL PREPAYMENTS. The Company will give notice of any prepayment of the Notes pursuant to Section 5.2 to each Holder thereof not less than 10 days nor more than 30 days before the date fixed for such optional prepayment specifying (i) such date (which shall be a Business Day), (ii) the outstanding principal amount of the Holder's Notes to be prepaid on such date, (iii) that a premium may be payable, (iv) the date when such premium will be calculated, (v) the estimated premium, and (vi) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes to be prepaid specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two Business Days prior to the prepayment date specified in such notice, the Company shall provide written notice by facsimile communication followed by delivery on the next succeeding Business Day by overnight air courier to each Holder of Notes to be prepaid of the amount of premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount. In the event the Company shall incorrectly compute the Make-Whole Amount payable in connection with any Note to be prepaid pursuant to Section 5.2, or declared to be immediately due and payable pursuant to Section 6.3, the Holder shall not be bound by such incorrect computation, but instead shall be entitled to receive an amount equal to the correct Make-Whole Amount, if any, computed in compliance with the terms of this Agreement.

     SECTION 5.4. APPLICATION OF PREPAYMENTS. All partial prepayments of the Notes of a series pursuant to Section 5.1 shall be applied on all outstanding Notes of such series ratably in accordance with the unpaid principal amounts thereof. All partial prepayments of the Notes pursuant to Section 5.2 shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.

     SECTION 5.5. DIRECT PAYMENT. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any note owned by a Purchaser or any Purchaser's nominee or owned by any subsequent Holder which has given written notice to the Company requesting that the provisions of this Section 5.5 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to such Purchaser, to its nominee or to such subsequent Holder at its address or such nominee's address set forth herein or such other address as such Purchaser, its nominee or such subsequent Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is so designated for such Holder, the Company will make such payments in immediately available funds to such bank account no later than 10:00 A.M. Portland, Oregon time on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Purchaser, its nominee or any such subsequent Holder may from time to time direct in writing. Such payments will be made without notations being made on such Note, except that (a) any such Note so paid or prepaid in full (including the payment of all interest accrued to the date of such payment or prepayment and premium, if any) shall be surrendered to the Company within a reasonable time after such payment or prepayment in full, and (b) before any sale or other transfer by any Holder of any Note in respect of which any principal payments have been made in the manner provided in this Agreement, such Holder will make appropriate notation of such payments on such Note.

SECTION 6.     EVENTS OF DEFAULT AND REMEDIES THEREFOR.

     SECTION 6.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an "EVENT OF DEFAULT" as such term is used herein:

               (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five Business Days; or

               (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in Section 5.1; or

               (c) Default shall occur in the making of any other payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

               (d) Default continuing beyond the period of grace, if any, allowed with respect thereto shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Funded Debt (other than the Notes) or Current Debt of the Company or any Restricted Subsidiary, and, individually or in the aggregate, the principal amount of such Funded Debt and Current Debt shall be in excess of $5,000,000; or

               (e) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Funded Debt or Current Debt of the Company or any Restricted Subsidiary may be or has been issued and, individually or in the aggregate, the aggregate principal amount of such Funded Debt and Current Debt which has been issued or may be issued thereunder shall be in excess of $5,000,000, and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of such Funded Debt or Current Debt; or

               (f) Default shall occur in the observance or performance of any covenant or agreement contained in Section 4.6 through Section 4.12, both inclusive; or

               (g) Default shall occur in the observance or performance of the covenant contained in Section 4.20 which is not remedied within ten days after the earlier of (i) the day on which the Company first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Company by any Holder; or

               (h) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (i) the day on which the Company first obtains knowledge of such default, or
          (ii) the day on which written notice thereof is given to the Company by any Holder; or

               (i) Any representation or warranty made by the Company or the Managing General Partner herein, or by the Company or the Managing General Partner in any statement or certificate furnished by the Company or the Managing General Partner in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company or the Managing General Partner pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

               (j) Final judgment or judgments for the payment of money aggregating in excess of $5,000,000 is or are outstanding against the Company or any Restricted Subsidiary or against any Property of either and such judgment or judgments have remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 consecutive days from the date of its entry; or

               (k) The Company, or any Person on behalf of the Company, shall contest or deny the validity or enforceability of this Agreement or the Notes or its obligations hereunder and thereunder; or

               (l) An order or decree requiring a split-up or divestiture of the Company is outstanding against the Company and such order or decree remains unstayed and in effect for more than 30 consecutive days; or

               (m) A custodian, liquidator, trustee, receiver or similar official is appointed for the Company or any Restricted Subsidiary or for the major part of the Property of either and is not discharged within 60 days after such appointment; or

               (n) The Company, any Restricted Subsidiary or the Managing General Partner becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Restricted Subsidiary or the Managing General Partner applies for or consents to the appointment of a custodian, liquidator, trustee, receiver or similar official for the Company, such Restricted Subsidiary or the Managing General Partner or for the major part of the Property of any of them; or

               (o) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company, any Restricted Subsidiary or the Managing General Partner and, if instituted against the Company, any Restricted Subsidiary or the Managing General Partner, are consented to or are not dismissed within 60 days after such institution.

     SECTION 6.2. NOTICE TO HOLDERS. When any Default or Event of Default described in the foregoing Section 6.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three Business Days of such event to all Holders.

     SECTION 6.3. ACCELERATION OF MATURITIES. When any Event of Default described in paragraph (a), (b) or (c) of Section 6.1 has happened and is continuing, any Holder may, by notice to the Company, declare the entire principal, premium, if any, and all interest accrued on the Note or Notes held by such Holder to be, and such Note or Notes shall thereupon become forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraphs (a) through (l), inclusive, of Section 6.1 has happened and is continuing, the Holders holding not less than 50% of the principal amount of the outstanding Notes may, by notice to the Company, declare the entire principal, premium, if any, and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (m), (n) or (o) of Section 6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived. Upon any Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the Holders of such Notes the entire principal and interest accrued on the Notes so accelerated and, in the case of an Event of Default specified in paragraphs (a) through (l), inclusive of Section 6.1, to the extent not prohibited by applicable law, the Company will pay an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which such Notes shall so become due and payable. No course of dealing on the part of the Holders nor any delay or failure on the part of any Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the Holders all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such Holders' attorneys and financial advisors for all services rendered in connection therewith.

     SECTION 6.4. RESCISSION OF ACCELERATION. The provisions of Section 6.3 are subject to the condition that if the principal of, premium, if any, and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (l), inclusive, of Section 6.1, the Holders holding 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, PROVIDED that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

          (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 6.3) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 7.1;

and PROVIDED FURTHER, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7.     AMENDMENTS, WAIVERS AND CONSENTS.

     SECTION 7.1. CONSENT REQUIRED. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) if the Company shall have obtained the consent in writing of the Holders holding at least 55% in aggregate principal amount of outstanding Notes, PROVIDED that without the written consent of the Holders holding all of the Notes then outstanding, no such amendment or waiver shall be effective (i) which will change the time of payment (including any prepayment required by Section 5.1) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, (ii) which will change any of the provisions with respect to optional prepayments, (iii) which will change the percentage of Holders required to consent to any such amendment or waiver of any of the provisions of Section 6 or this Section 7 or (iv) which will change any provision of Section 4.19 or
Section 7.2.

     SECTION 7.2. SOLICITATION OF HOLDERS. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each Holder (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder as consideration for or as an inducement to entering into by any Holder of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently paid, on the same terms, ratably to the Holders.

     SECTION 7.3. EFFECT OF AMENDMENT OR WAIVER. Any such amendment or waiver shall apply equally to all of the Holders and shall be binding upon them, upon each future Holder and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8.     INTERPRETATION OF AGREEMENT; DEFINITIONS.

     SECTION 8.1. DEFINITIONS. Unless the context shall otherwise require, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "ACQUISITION" means any transaction in which the Company or any Restricted Subsidiary acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the Properties or business of another Person for the purpose of increasing the operating capacity of the Company and its Restricted Subsidiaries, taken as a whole, from the operating capacity of the Company and its Restricted Subsidiaries, taken as a whole, existing immediately prior to such transaction.

     "ACQUISITION CREDIT AGREEMENT" AND "ACQUISITION FACILITY" are defined in
Section 3.9.

     "AFFILIATE" shall mean any Person (other than a Wholly-owned Restricted Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company,
(ii) which beneficially owns or holds 5% or more of the Voting Equity Interest of the Company or (iii) 5% or more of the Voting Equity Interest of which is beneficially owned or held by the Company or a Subsidiary. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Equity Interest, by contract or otherwise.

     "APPLICATION PERIOD" shall mean, with respect to any sale of assets pursuant to Section 4.10(a)(2), the 180-day period following the date of such sale; and, with respect to any sale of harvested timber subject to Section 4.12, the 180-day period following the last day of the fiscal year of the Company in which such Excess Harvest occurred.

     "AVAILABLE CASH" shall mean, with respect to any fiscal quarter of the Company and without duplication,

          (a)  the sum of:

               (i) all cash receipts of the Company during such quarter from all sources,

               (ii) any reduction with respect to such quarter in a cash reserve previously established pursuant to clause (b)(ii) below (either by reversal or utilization) from the level of such reserve at the end of the prior quarter, and

               (iii) any utilization with respect to such quarter of the Working Capital Reserve; LESS

          (b)  the sum of:

               (i)    all cash disbursements of the Company during such quarter;
          and

               (ii) any cash reserves established with respect to such quarter, and any increase with respect to such quarter in a cash reserve established pursuant to this clause (b)(ii) from the level of such reserve at the end of the prior quarter, in such amounts as the Managing General Partner determines in its reasonable discretion to be necessary or appropriate (A) to provide for the proper conduct of the business of the Company, (B) to comply with the provisions of the Partnership Agreement, (C) to provide funds for distributions to Partners in respect of any one or more of the next four quarters or
          (D) because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company is a party or by which any of its assets are subject, PROVIDED that Available Cash shall reflect (x) in each fiscal quarter a reserve equal to at least 50% of the aggregate amount of all interest to be paid in respect of the Notes, the 1994 Notes, the 1995 Notes and the 1996 Notes on the next interest payment date, and (y) in the third fiscal quarter immediately preceding each fiscal quarter in which any scheduled principal payment is due with respect to the Notes, the 1994 Notes, the 1995 Notes and/or the 1996 Notes (a "PRINCIPAL PAYMENT QUARTER"), a reserve equal to at least 25% of the aggregate amount of all principal to be paid in respect of such Notes, 1994 Notes, 1995 Notes and 1996 Notes in such principal payment quarter; in the second calendar quarter immediately preceding a principal payment quarter, a reserve equal to at least 50% of the aggregate amount of all principal to be paid in respect of such Notes, 1994 Notes, 1995 Notes and 1996 Notes in such principal payment quarter; and in the calendar quarter immediately preceding a principal payment quarter, a reserve equal to at least 75% of the aggregate amount of all principal to be paid in respect of such Notes, 1994 Notes, 1995 Notes and 1996 Notes in such principal payment quarter.

     So long as the Company is not a taxpaying entity, taxes paid by the Company on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash disbursements of the Company that reduce Available Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to such Partners. Alternatively, in the discretion of the Managing General Partner, so long as the Company is not a taxpaying entity, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Company which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such Partners.

     "BOARD OF CONTROL" shall mean the Board of Control of the Managing General Partner.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banks in the States of New York, California or Oregon are authorized or permitted to be closed in the observance of a legal holiday.

     "CAPITAL ADDITIONS AND IMPROVEMENTS" means (i) additions or improvements to the capital assets owned by the Company or any Restricted Subsidiary or (ii) the acquisition of existing or the construction of new capital assets (including, without limitation, timberlands and timber processing and manufacturing facilities and related assets) made to increase the operating capacity of the Company and its Restricted Subsidiaries, taken as a whole, from the operating capacity of the Company and its Restricted Subsidiaries, taken as a whole, existing immediately prior to such addition, improvement, acquisition or construction.

     "CAPITALIZED LEASE" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "CAPITALIZED RENTALS" of any Person shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person in accordance with GAAP.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 ET SEQ., and any future amendments.

     "CLOSING DATE" is defined in Section 1.2.

     "COMPANY" is defined in the introductory paragraph of this Agreement.

     "CONSOLIDATED CASH FLOW" for any period shall mean Operations Cash for such period adjusted to include (a) in the case of any acquisition of timber or timberland by the Company or a Restricted Subsidiary during such period, an amount equal to the projected cash flow of the timber or timberland so acquired, based on the harvest plan for the first harvest year, PROVIDED that such harvest plan shall not include more than 8-1/3% of the total volume of merchantable timber so acquired, and PROVIDED, FURTHER, that in determining projected cash flow from acquired timber or timberlands, prices shall be assumed to equal the average price realized by the Company for comparable timber sold during such period, and (b) in the case of any acquisition of any other productive asset by the Company or a Restricted Subsidiary during such period, an amount equal to 80% of the average annual cash flow of the productive asset so acquired for the preceding two years, which amount will be increased if and to the extent a Responsible Officer of the Company shall certify in writing to the Holders (x) specified cost savings that can be effected by the Company in the operation of such productive asset or (y) the net additional resources to be allocated to increase productivity of such asset, PLUS (to the extent deducted in determining Operations Cash) (i) all cash debt service payments of the Company and its Restricted Subsidiaries during such period, (ii) all cash capital expenditures (except capital expenditures relating to Acquisitions and Capital Additions and Improvements) of the Company and its Restricted Subsidiaries during such period, and (iii) the amount deducted from Operations Cash as a result of the increase in any reserve for the future cash payment of items of the type referred to in the foregoing clauses (i) or (ii).

     "CONSOLIDATED NET WORTH" of any Person shall mean, as of the date of any determination, the amount by which the total assets of such Person and its subsidiaries appearing on a balance sheet of such Person and its subsidiaries prepared in accordance with GAAP on a consolidated basis exceeds the total liabilities of such Person and its subsidiaries appearing on a balance sheet of such Person and its subsidiaries prepared in accordance with GAAP on a consolidated basis, in each case after eliminating all intercompany transactions.

     "CONSUMER PRICE INDEX" shall mean the consumer price index for goods and services for the United States, as published by the U. S. Bureau of Labor Statistics, or if such index is no longer printed, its successor publications.

     "CONTROLLING GENERAL PARTNERSHIP INTEREST" shall mean a General Partnership Interest which permits the owner of such General Partnership Interest to direct the management of a general partnership or a limited partnership.

     "CP INLAND" shall mean Crown Pacific Inland Limited Partnership, an Oregon limited partnership, previously merged into the Company.

     "CP INLAND LUMBER" is defined in Exhibit C.

     "CPLP" shall mean Crown Pacific Limited Partnership, an Oregon limited partnership, previously merged into the Company.

     "CREDIT AGREEMENTS" means the Acquisition Credit Agreement and the Working Capital Credit Agreement.

     "CURRENT DEBT" of any Person shall mean, as of the date of any determination thereof, (i) all Indebtedness of such Person for borrowed money or for the acquisition of assets, other than Funded Debt of such Person and (ii) Guaranties by such Person of Current Debt of others.

     "DAW" is defined in Exhibit B.

     "DEFAULT" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     "DISTRIBUTION" in respect of the Company shall mean:

          (a) dividends, distributions or other payments of any kind whatsoever on or in respect of the Partnership Interests (except distributions payable solely in Partnership Interests or in rights or options to acquire Partnership Interests);

          (b) the redemption or acquisition of Partnership Interests or of rights or other options to purchase Partnership Interests; and

          (c) any payment of or on account of Subordinated Funded Debt owed to the Managing General Partner or any payment on account of the purchase, redemption or other retirement thereof.

     "ENVIRONMENTAL AND NATURAL RESOURCE CLAIM" shall mean any administrative, regulatory or judicial action, judgment, order, consent decree, suit, demand, demand letter, claim, Lien, notice of non-compliance or violation, investigation or other proceeding arising (a) pursuant to any Environmental and Natural Resource Law or Governmental Approval issued under any such Environmental and Natural Resource Law, (b) from the presence, use, generation, storage, treatment, Release, threatened Release, disposal, remediation or other existence of any Hazardous Material, (c) from any removal, remedial, corrective or other response action pursuant to an Environmental and Natural Resource Law or the order of a Governmental Authority, (d) from any third party seeking damages, contribution, indemnification, cost recovery, compensation, injunctive or other relief in connection with a Hazardous Material or arising from alleged injury or threat of injury to health, safety, natural resources or the environment, or (e) from any Lien against the Properties of the Company or any Subsidiary in favor of a Governmental Authority in connection with a Release, threatened Release or disposal of a Hazardous Material.

     "ENVIRONMENTAL AND NATURAL RESOURCE LAW" shall mean any statute, law, regulation, ordinance, order, consent decree, judgment, permit, license, code, common law, treaty, convention or other requirement of a Governmental Authority, pertaining to protection of the environment, health or safety of persons, natural resources, forestry, conservation, wildlife, waste management, hazardous substances or wastes, and pollution (including, without limitation, regulation of releases and disposals to air, land, water and groundwater), now or hereafter enacted, and includes, without limitation, the Idaho Reforestation Law, Idaho Code Sections 38-201, ET SEQ., Idaho Forest Practices Act, Idaho Code Sections 38-1301 ET SEQ., Idaho Hazardous Substances Emergency Response Act, Idaho Code Sections 39-7101 ET SEQ., Montana Timber Resources Code, Mont. Code Ann. Sections 76-13-101 ET SEQ., Montana Environmental Protection Code, Mont. Code Ann. Sections 75-1-101 ET SEQ., Oregon Forest Practices Act, Or. Rev. Stat. Sections 527.610 ET SEQ., Oregon Hazardous Waste and Hazardous Materials Code, Or. Rev. Stat. Sections 465.003 ET SEQ., Washington Forest Practice Code, Wash. Rev. Code Sections 76.09.010 ET SEQ., Washington Model Toxic Control Act, Wash. Rev. Code Sections 70.105D.010 ET SEQ., Endangered Species Act of 1973, 16 U.S.C. Sections 1531 ET SEQ., Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 ET SEQ., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901 ET SEQ., Federal Water Pollution Control

Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 ET SEQ., Clean Air Act of 1966, as amended, 42 U.S.C. Sections 7401 ET SEQ., Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 ET SEQ., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections 651 ET SEQ., Oil Pollution Act of 1990, 33 U.S.C. Sections 2701 ET SEQ., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 ET SEQ., National Environmental Policy Act of 1975, 42 U.S.C. Sections 4321 ET SEQ., Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sections 300(f) ET SEQ., and all similar or implementing laws, rules, regulations, approvals, guidance documents and amendments promulgated thereunder.

     "EQUITY INTEREST" shall mean, in the case of a corporation, stock of any class, and in the case of a partnership or a limited partnership, a General Partnership Interest or Limited Partnership Interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     "ERISA AFFILIATE" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended, or
Section 4001 of ERISA.

     "EVENT OF DEFAULT" is defined in Section 6.1.

     "EXCESS HARVEST" is defined in Section 4.12.

     "EXCESS LIEN" is defined in Section 4.20.

     "FOUR QUARTER PERIOD" shall mean a period of four full consecutive quarterly fiscal periods of the Company, taken together as one accounting period.

     "FUNDED DEBT" of any Person shall mean (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, (ii) all Capitalized Rentals of such Person, and (iii) all Guaranties by such Person of Funded Debt of others.

     "FUNDING AGENT" is defined in Section 1.6.

     "GAAP" shall mean generally accepted accounting principles at the time in the United States.

     "GENERAL PARTNERSHIP INTEREST" shall mean the interest of a general partner in a general partnership and the interest of a general partner in a limited partnership.

     "GOVERNMENTAL APPROVAL" shall mean any written permit, license, variance, certification, consent, no-action letter, clearance, exemption or other approval granted by a Governmental Authority.

     "GOVERNMENTAL AUTHORITY" shall mean any international, foreign, federal, state, regional, county, local or other body or authority of a governmental entity.

     "GUARANTIES" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise (including, without limitation, such obligations that arise as a matter of law including obligations of a joint venturer in connection with a joint venture and of a partner in connection with a partnership), by such
Person: (i) to purchase such Indebtedness or obligation or any Property constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation or (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation,
(iii) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "HARVEST/YIELD RESTRICTION" shall mean any restriction, limitation, prohibition, constraint, event, occurrence or condition which materially impairs the cultivation, harvest or yield of timber at a property, including but not limited to the following conditions or an Environmental and Natural Resource Law concerning such following conditions:

          (1)  natural phenomena, including fire, drought, disease or pests;

          (2)  threatened or endangered species of wildlife, fish or flora;

          (3) protected or sensitive habitats (including brooding, nesting, feeding and sheltering areas) of sensitive, threatened, endangered or other species of wildlife or fish;

          (4) critical natural resources (including soil, water, wetlands, riparian areas, forestland and visually sensitive areas);

          (5) cultural resource sites (including Properties of historic, archaeological or tribal significance);

          (6) condemnation or other regulation of forestland for public uses (such as for recreation, wilderness or park purposes);

          (7)  timber export;

          (8)  agrichemicals (including fertilizers and pesticides);

          (9) environmental quality standards (including non-point source best management practices);

          (10) access and transportation factors (including road construction and improvement and riparian logging crossings); and

          (11) forest practices (including harvest rates, clear cuts and reforestation).

     "HAZARDOUS MATERIAL" shall mean any hazardous or toxic chemical, waste, byproduct, pollutant, contaminant, compound, product or substance, including, without limitation, asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof), and any material the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of which, is prohibited, controlled or regulated by any Environmental and Natural Resource Law.

     "HOLDER" shall mean any Person which is, at the time of reference, the registered holder of any outstanding Note.

     "HS CORP." is defined in Exhibit C.

     "INDEBTEDNESS" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person and in any event shall include all
(i) obligations of such Person for borrowed money, (ii) obligations secured by any Lien or other charge upon Property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations,
(iii) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of Property, PROVIDED that the preceding provisions of this clause (iii) shall not include obligations of such Person in respect of Operating Leases,
(iv) Capitalized Rentals of such Person, and (v) Guaranties by such Person of Indebtedness of others.

     "INDEMNIFIED MATTERS" is defined in Section 4.3(b)(6)(A).

     "INDEMNITEES" is defined in Section 4.3(b)(6)(A).

     "INSTITUTIONAL HOLDER" shall mean any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, broker or dealer registered under the Securities Exchange Act of 1934, as amended, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution, including, without limitation, each Purchaser.

     "INTEREST EXPENSE" for any period shall mean all interest (including the interest component of Rentals payable by the Company and its Restricted Subsidiaries on Capitalized Leases) and all amortization of debt discount and expense expensed during such period in accordance with GAAP on any Indebtedness of the Company and its Restricted Subsidiaries for which such calculations are being made.

     "INTERIM CAPITAL TRANSACTIONS" means (i) borrowings, refinancings or refundings of Current Debt and Funded Debt of the Company or any Restricted Subsidiary and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the Company or any Restricted Subsidiary, (ii) sales of Equity Interests by the Company and (iii) sales or other voluntary or involuntary dispositions of any assets of the Company or any Restricted Subsidiary (other than (x) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, including the exchange of timber or real property for other timber or real property, to the extent that the timber or real property received in exchange is of equal or greater value, or the sale of timber or real property, to the extent the proceeds from which are invested within 180 days in other timber or real property, and (y) sales or other dispositions of assets as a part of normal retirements or replacements), other than in the context of the commencement of the dissolution and liquidation of the Company.

     "INVESTMENTS" shall mean all investments, in cash or by delivery of Property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise.

     "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting Property. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall constitute a Lien.

     "LIMITED PARTNERSHIP INTEREST" shall mean the interest of a limited partner in a limited partnership.

     "MAKE-WHOLE AMOUNT" shall mean in connection with any prepayment or acceleration of the Notes of a series the excess, if any, of (i) the aggregate present value as of the date of such prepayment or acceleration of each dollar of principal being prepaid or accelerated of the Notes of such series (taking into account the application of such prepayment required by Section 5.1) and the amount of interest (exclusive of interest accrued to the date of prepayment or acceleration) that would have been payable in respect of such dollar if such prepayment or acceleration had not been made, determined by discounting on a semiannually compounded basis such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Notes of the series being prepaid. The Make-Whole Amount shall not be less than zero. For purposes of any determination of the Make-Whole Amount:

          "REINVESTMENT RATE" shall mean (a) the sum of 0.50%, plus the yield reported at 10:00 A.M. (New York time) on the date of determination of the Make-Whole Amount by the Dow Jones Markets, a Division of Dow Jones & Company (formerly known as Telerate Access Service) on the display designated "Page 5" for United States government Securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal of such series being prepaid or accelerated (taking into account the application of such prepayment required by Section 5.1), or (b) in the event that such Dow Jones Markets is no longer available or such yield is not reported as of such time, "REINVESTMENT RATE" shall mean the sum of 0.50%, plus the arithmetic mean of the two yields under the heading "WEEK ENDING" published in the Statistical Release under the caption "TREASURY CONSTANT MATURITIES" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal of such series being prepaid or accelerated (taking into account the application of such prepayment required by Section 5.1). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the maturity next longer than the Weighted Average Life to Maturity and for the maturity next shorter than the Weighted Average Life to Maturity shall be calculated and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate pursuant to clause (b), the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

          "STATISTICAL RELEASE" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the Holders holding 66-2/3% in aggregate principal amount of the outstanding Notes.

          "WEIGHTED AVERAGE LIFE TO MATURITY" of the principal amount of the Notes of a series being prepaid or accelerated shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "REMAINING DOLLAR-YEARS" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal of such series that would have become due on each scheduled payment date if such prepayment or acceleration and the application thereof in accordance with the provisions of Section 5.1 had not been made, less (2) the amount of principal on the Notes of such series being prepaid or accelerated scheduled to become due on such date after giving effect to such prepayment or acceleration, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and
     (ii) totaling the products obtained in (i).

     "MANAGING GENERAL PARTNER" is defined in Section 2.2.

     "MULTIEMPLOYER PLAN" shall have the same meaning as in ERISA.

     "NET PROCEEDS" shall mean the gross proceeds of the disposition or sale of Property, LESS (i) all reasonable expenses incurred in connection with such disposition or sale of such Property and (ii) with respect to any Excess Harvest, all reasonable expenses properly allocable to the harvesting of the timber constituting the Excess Harvest and other costs incidental thereto.

     "1994 NOTES" shall mean the $275,000,000 9.78% Senior Notes due December 1, 2009 of the Company issued under and pursuant to the Note Purchase Agreement dated as of December 1, 1994 among the Company and the purchasers listed in
Schedule I thereto.

     "1995 NOTES" shall mean the $25,000,000 9.60% Senior Notes due December 1, 2009 of the Company issued under and pursuant to the Note Purchase Agreement dated as of March 15, 1995 among the Company and the purchasers listed in
Schedule I thereto.

     "1996 NOTES" shall mean the $91,000,000 Senior Notes due 2006 to 2013 of the Company issued under and pursuant to the Note Purchase Agreement dated as of August 1, 1996 among the Company and the purchasers listed in Schedule I thereto.

     "NOTE" shall mean each Series A Note, Series B Note and Series C Note.

     "OPERATING LEASE" shall mean, with respect to any Person, any lease which is not a Capitalized Lease pursuant to which such Person shall lease real or personal Property.

     "OPERATIONS CASH" for any period shall mean the sum of all cash receipts of the Company and its Restricted Subsidiaries during such period, on a cumulative basis and without duplication (including cash receipts from operations of Restricted Subsidiaries prior to the acquisition thereof by the Company; but excluding (a) cash proceeds from Interim Capital Transactions, and (b) net cash receipts from operations in respect of assets sold during such period), LESS the sum of:

          (1) all cash operating expenditures of the Company and its Restricted Subsidiaries during such period (including, without limitation, (x) cash operating expenditures of Restricted Subsidiaries prior to the acquisition thereof by the Company, (y) taxes, if any, paid by the Company as an entity and by its Restricted Subsidiaries, and (z) amounts owed to the Managing General Partner as reimbursement for Specified Expenses);

          (2) all cash debt service payments of the Company and its Restricted Subsidiaries during such period (other than payments or prepayments of principal and premium (x) required by reason of loan agreements (including, without limitation, covenants and default provisions therein) or by lenders, in each case, in connection with sales or other dispositions of assets or (y) made in connection with refinancings or refundings of Indebtedness with the proceeds from new Indebtedness or from the sale of Equity Interests, PROVIDED, that any payment or prepayment of principal and premium, whether or not then due, shall be deemed, at the election and in the discretion of the Managing General Partner, to be refunded or refinanced by any Indebtedness incurred or to be incurred by the Company simultaneously with or within 180 days prior to or after such payment or prepayment to the extent of the principal amount of such Indebtedness so incurred);

          (3) all cash capital expenditures of the Company and its Restricted Subsidiaries during such period, except capital expenditures (including associated transaction costs) relating to (x) Acquisitions, (y) Capital Additions and Improvements and (z) Interim Capital Transactions;

          (4) the amount, if any, by which cash reserves outstanding as of the end of such period that the Managing General Partner has determined in its reasonable discretion to be necessary or appropriate in order to provide funds for the future cash payment of items of the type referred to in clauses (1) through (3) above exceeds such cash reserves outstanding at the beginning of such period;

          (5) the amount, if any, by which any cash reserves outstanding at the end of such period that the Managing General Partner has determined in its reasonable discretion to be necessary or appropriate in order to provide funds for Distributions in respect of any one or more of the four consecutive fiscal quarters following the end of such period exceeds such cash reserves outstanding at the beginning of the such period; and

          (6) any cash receipts of any Restricted Subsidiary which for any reason (including pursuant to its organizational documents) is unavailable for distribution to the Company or any other Restricted Subsidiary, all determined on a consolidated basis. Where cash capital expenditures are made in part in respect of Acquisitions or Capital Additions and Improvements and in part for other purposes, the Managing General Partner's good faith allocation thereof between the portion made for Acquisitions or Capital Additions and Improvements and the portion made for other purposes shall be conclusive.

     So long as the Company is not a taxpaying entity, taxes paid by the Company on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash operating expenditures of the Company that reduce Operations

Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to such Partners. Alternatively, in the discretion of the Managing General Partner, so long as the Company is not a taxpaying entity, such taxes (if pertaining to all Partners) may be considered to be cash operating expenditures of the Company which reduce Operations Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such Partners.

     "OVERDUE RATE" with respect to each series of Notes shall mean a rate per annum equal to the lesser of (i) the maximum rate of interest allowable by law and (ii) the rate of interest then borne by the Notes of such series plus 2%.

     "PARTNERS" shall mean the Managing General Partner and each other Person owning a Partnership Interest in the Company.

     "PARTNERSHIP" shall mean Crown Pacific Partners, L.P., a Delaware limited partnership, together with any Person who succeeds to all, or substantially all Crown Pacific Partners, L.P.'s assets and business.

     "PARTNERSHIP AGREEMENT" shall mean the Amended and Restated Agreement of Limited Partnership of the Company dated as of December 22, 1994 between the Managing General Partner and the Partnership, as the same may from time to time be supplemented, amended, or restated as permitted thereby.

     "PARTNERSHIP INTEREST" shall mean Limited Partnership Interests and General Partnership Interests.

     "PBGC" is defined in Section 4.17(g).

     "PERSON" shall mean an individual, partnership, corporation, trust or limited liability company or other unincorporated organization, and a government or agency or political subdivision thereof.

     "PLAN" shall mean a "pension plan," as such term is defined in ERISA and which is covered by Title IV of ERISA, other than a Multiemployer Plan, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     "PLANNED VOLUME" shall mean as of the first Closing Date 325,000,000 board feet per annum of timber, and shall be adjusted for any Annual Timber Increase, as of the Effective Date for such Annual Timber Increase, by increasing such per annum amount by an amount equal to 8-1/3% of such Annual Timber Increase. In addition, such per annum amount shall, if there shall be an Annual Timber Decrease in any Determination Period, be permanently (with respect to such Annual Timber Decrease) adjusted, effective as of the Effective Date for such Annual Timber Decrease, by decreasing such per annum amount in the same proportion that the Predisposition Timber Amount in respect of such Annual Timber Decrease is reduced by such Annual Timber Decrease; PROVIDED that such adjustment shall not be made if the percentage decrease represented by such adjustment would be less than 5% and if the Asset Coverage Ratio as of the last day of such Determination Period is at least 2:1. For purposes of the foregoing:

          "ANNUAL TIMBER INCREASE" shall mean, for any Determination Period, the amount, in board feet, by which the number of board feet of timber acquired by the Company and its Restricted Subsidiaries during such Determination Period shall exceed the number of board feet of timber sold or otherwise disposed of by the Company and its Restricted Subsidiaries during such Determination Period; and "ANNUAL TIMBER DECREASE" shall mean, for any Determination Period, the amount, in board feet, by which the number of board feet of timber sold or otherwise disposed of by the Company and its Restricted Subsidiaries during such Determination Period shall exceed the number of board feet of timber acquired by the Company and its Restricted Subsidiaries during such Determination Period; PROVIDED that, neither such calculation shall include timber acquired with the Net Proceeds of an Excess Harvest pursuant to Section 4.12.

          "ASSET COVERAGE RATIO" shall mean, as of the date of determination, the ratio of (a) the fair market value (determined in good faith by a Responsible Officer, but excluding any value based on a higher and better use thereof) of the timberlands owned by the Company and its Restricted Subsidiaries on such determination date to (b) Funded Debt of the Company and its Restricted Subsidiaries on a consolidated basis on such determination date.

          "DETERMINATION PERIOD" shall mean the period from and including the first Closing Date to and including December 31, 1998 and each calendar year thereafter.

          "EFFECTIVE DATE" for any Annual Timber Increase or Annual Timber Decrease shall be July 1 of the Determination Period for which such Annual Timber Increase or Annual Timber Decrease, as the case may be, occurs.

          "PREDISPOSITION TIMBER AMOUNT" with respect to any Annual Timber Decrease shall mean the amount of timber owned by the Company and its Restricted Subsidiaries as of the first day of the Determination Period for which such Annual Timber Decrease occurred.

     "PREDECESSOR PARTNERSHIPS" shall mean CPLP and CP Inland.

     "PRIVATE PLACEMENT MEMORANDUM" shall mean the Placement Memorandum, dated November, 1997, prepared by the Company with the assistance of BancAmerica Robertson Stephens.

     "PRO FORMA INTEREST EXPENSE" for any Four Quarter Period shall mean the Interest Expense payable by the Company and its Restricted Subsidiaries during such Four Quarter Period on all Current Debt and Funded Debt of the Company and its Restricted Subsidiaries on a consolidated basis, PLUS the Interest Expense which would have been payable during such Four Quarter Period in respect of (i) any Current Debt and Funded Debt to be issued on the date of determination of Pro Forma Interest Expense and (ii) the Current Debt or Funded Debt issued after the end of such Four Quarter Period and prior to such date of determination, in each case, giving effect as of the beginning of such Four Quarter Period (y) to the incurrence of all such Current Debt and Funded Debt described in clauses (i) and
(ii), and (z) to the application of any such Funded Debt or Current Debt to the substantially concurrent repayment of any other Current Debt or Funded Debt outstanding during such Four Quarter Period. Computations of Pro Forma Interest Expense for Current Debt and Funded Debt having a variable interest rate shall be calculated at the rate in effect on the date of such determination.

     "PRO FORMA MAXIMUM DEBT SERVICE" shall mean, as of any date of determination, the highest total amount payable by the Company and its Restricted Subsidiaries on a consolidated basis, during any Four Quarter Period, commencing with the fiscal quarter in which such date of determination occurs and ending on March 31, 2018, in respect of scheduled principal payments and all Interest Expense with respect to all Current Debt and Funded Debt of the Company and its Restricted Subsidiaries outstanding on such date of determination, after giving effect to any Current Debt and Funded Debt proposed to be incurred on such date and to the substantially concurrent repayment of any other Current Debt and Funded Debt (i) assuming, in the case of Current Debt or Funded Debt having a variable interest rate, that the rate in effect on the date of determination will remain in effect throughout such period, (ii) including only actual interest payments with respect to the Current Debt and Funded Debt incurred pursuant to the Working Capital Facility during the most recent Four Quarter Period and (iii) treating the principal amount of all Current Debt and Funded Debt outstanding as of such date of determination under a revolving credit or similar agreement (other than the Working Capital Facility) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended; PROVIDED, HOWEVER, that for purposes of the foregoing clause (iii), the Company shall be deemed to have elected to have any amount outstanding under the Acquisition Facility to be amortized in the manner and over the period provided for therein commencing at the expiration of the period during which the Acquisition Facility is revolving in nature.

     "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "PTE" is defined in Section 2.3(a).

     "PURCHASERS" is defined in the introductory paragraph to this Agreement.

     "RCRA" shall mean the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901 ET SEQ., and any future amendments.

     "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks and other receptacles containing or previously containing any Hazardous Material.

     "RENTALS" of any Person shall mean and include as of the date of determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by such Person, as lessee or sublessee under a lease of real or personal Property, but shall be exclusive of any amounts required to be paid by such Person (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "REPORTABLE EVENT" shall mean a "reportable event" as described in Section 4043 of ERISA for which the notice requirement to the PBGC has not been waived, PROVIDED that the loss of qualification of a Plan and the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code of 1986, as amended, or
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver of the reporting requirement by the PBGC.

     "RESPONSIBLE OFFICER" shall mean any of the Chief Executive Officer, President, Chief Financial Officer, General Counsel and any Executive Vice President of the Managing General Partner.

     "RESTRICTED SUBSIDIARY" shall mean any Subsidiary (i) which is organized under the laws of the United States or Canada or any state or province thereof;
(ii) which conducts substantially all of its business and has substantially all of its assets within the United States or Canada; (iii) of which (A) in the case of any corporation, more than 50% of the Voting Stock is beneficially owned, directly or indirectly by the Company, or (B) in the case of any partnership, more than 50% of each of the Limited Partnership Interest and the General Partnership Interest is beneficially owned, directly or indirectly by the Company; and (iv) which is designated as a Restricted Subsidiary in the most recent written notice with respect to such Subsidiary given by the Company pursuant to Section 4.18.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act.

     "SENIOR FUNDED DEBT" shall mean all Funded Debt other than Subordinated Funded Debt.

     "SERIES A NOTE" shall mean each 7.76% Senior Note, Series A, due
February 1, 2012 issued under and pursuant to this Agreement, including any Note issued in substitution therefor or replacement thereof pursuant to Section 9.1,
Section 9.2, or Section 9.3.

     "SERIES B NOTE" shall mean each 7.76% Senior Note, Series B, due
February 1, 2013 issued under and pursuant to this Agreement, including any Note issued in substitution therefor or replacement thereof pursuant to Section 9.1,
Section 9.2, or Section 9.3.

     "SERIES C NOTE" shall mean each 7.93% Senior Note, Series C, due
February 1, 2018 issued under and pursuant to this Agreement, including any Note issued in substitution therefor or replacement thereof pursuant to Section 9.1,
Section 9.2, or Section 9.3.

     "SOURCE" is defined in Section 2.3.

     "SPECIFIED EXPENSES" shall mean (i) all reasonable direct and indirect expenses the Managing General Partner incurs or payments it makes on behalf of the Company (including, without limitation, salary, bonus, incentive compensation, and other amounts paid to any Person to perform services for the Company or for the Managing General Partner in the discharge of its duties to the Company), and (ii) all other necessary or appropriate reasonable expenses allocable to the Company or otherwise reasonably incurred by the Managing General Partner in connection with operating the Company's business (including without limitation reasonable expenses allocated to the Managing General Partner by its affiliates and, for so long as Fremont Group, Inc. owns an interest in the Managing General Partner, an annual fee of $100,000, payable semi-annually in arrears in consideration of management services).

     "SUBORDINATED FUNDED DEBT" shall mean all unsecured Funded Debt of the Company which shall contain or have applicable thereto subordination provisions substantially in the form set forth in Exhibit G attached hereto providing for the subordination thereof to other Funded Debt of the Company, including, without limitation, the Notes.

     "SUBSIDIARY" shall mean, as to any particular parent business entity, any business entity of which such parent business entity and/or one or more business entities which are themselves subsidiaries of such parent business entity, (i) in the case of any corporation, own more than 50% of the Voting

Stock, or (ii) in the case of any partnership, own more than 50% of the Limited Partnership Interest, or own a Controlling General Partnership Interest.

     "SUBSIDIARY" shall mean a subsidiary of the Company.

     "SURVIVING ENTITY" is defined in Section 4.9(2)(i).

     "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary other than a Restricted Subsidiary.

     "VOTING EQUITY INTEREST" shall mean Voting Stock and General Partnership Interests.

     "VOTING STOCK" of any Person shall mean Securities of any class or classes, the holders of which are entitled at such time to elect a majority of the corporate directors of such Person (or Persons performing similar functions).

     "W-I" is defined in Exhibit B.

     "WHOLLY-OWNED" when used in connection with any Subsidiary shall mean (i) in the case of a corporation, a Subsidiary of which all the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries, and (ii) in the case of any partnership shall mean a Subsidiary of which all of the outstanding General Partnership Interests are owned by the Managing General Partner and all of the Limited Partnership Interests and all Indebtedness shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

     "WORKING CAPITAL CREDIT AGREEMENT" is defined in Section 3.9.

     "WORKING CAPITAL FACILITY" shall mean the facility made available to the Company for working capital and general partnership purposes pursuant to the Working Capital Credit Agreement, as from time to time renewed, extended, amended and supplemented and any other credit agreement from time to time entered into by the Company for purposes of obtaining working capital financing, PROVIDED that such facility or facilities shall not be for an amount in excess of $40,000,000 in the aggregate.

     "WORKING CAPITAL RESERVE" shall mean the amount, if any, available to be borrowed at the time of determination under the Working Capital Facility, up to a maximum of $40,000,000.

     SECTION 8.2. ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement the same shall be done in accordance with GAAP, to the extent applicable, except (i) that audit adjustments shall be effective as of the related period and not as of the period made, and (ii) where such principles are inconsistent with the requirements of this Agreement.

     SECTION 8.3. DIRECTLY OR INDIRECTLY. Where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

SECTION 9.     MISCELLANEOUS.

     SECTION 9.1. REGISTERED NOTES. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes and the Company will register or transfer or cause to be registered or transferred as hereinafter provided any Note issued pursuant to this Agreement, PROVIDED that nothing in this Section 9.1 shall be construed to require the Company to register the Notes under the Securities Act or the United States Securities Exchange Act of 1934, as amended.

     At any time and from time to time the registered Holder holding any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or its attorney duly authorized in writing. Any transferee of a Note shall, by its acceptance of such Note, be deemed to have made the same representations to the Company regarding the purchase of the Note as the original Purchaser made pursuant to Section 2.3; PROVIDED, HOWEVER, that with respect to the representation made in the third sentence of Section 2.3, such transferee will not be deemed to have chosen the options set forth in Section 2.3(b), (c), (d) or (f) unless such transferee shall have made the disclosures referred to therein at least ten Business Days prior to its acceptance of such Note and shall have received prior to its acceptance of such Note written confirmation from the Company to the effect set forth in the first sentence of Paragraph 20 of Exhibit B-1 hereto. The Company shall exercise such reasonable due diligence as is necessary to respond to any such disclosure, PROVIDED THAT, if the Company shall not respond within 10 Business Days following receipt of any such disclosure, it shall be deemed to have made such confirmation.

     The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered Holder.

     SECTION 9.2. EXCHANGE OF NOTES. At any time and from time to time, upon not less than ten days' notice to that effect given by the Holder holding any
Note initially delivered or of any Note substituted therefor pursuant to Section 9.1, this Section 9.2 or Section 9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such Holder, except as set forth below, a Note of the same series and for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes of the same series in the denomination of $1,000,000 or any amount in excess thereof as such Holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such Holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

     SECTION 9.3. LOSS, THEFT, ETC. OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the Holder thereof, a new Note, of the same series and of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

     SECTION 9.4. POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of any Holder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of any Holder are cumulative to, and are not exclusive of, any rights or remedies any such Holder would otherwise have, and no waiver or consent shall extend to or affect any obligation or right not expressly waived or consented to.

     SECTION 9.5. NOTICES. (a) All communications under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid or shall be sent by overnight courier:

          (1)  If to any Purchaser, at such Purchaser's address appearing on
     Schedule I hereto, marked for attention as there indicated, or at such other address as such Purchaser or any subsequent Holder may have furnished to the Company in writing; or

          (2) If to the Company, at its address beneath its signature at the foot of this Agreement, or at such other address as it may have furnished in writing to each Holder.

     (b) Any notice so addressed and mailed by registered or certified mail to any Holder shall be deemed to be given when delivered to such Holder and any notice so addressed and sent by overnight courier to any Holder shall be deemed to be given when delivered to such Holder.

     SECTION 9.6. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by each Purchaser at the closing of its purchase of the Notes (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to such Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     SECTION 9.7. SURVIVAL. All warranties, representations and covenants made by the Company herein or on any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by each Purchaser and shall survive the delivery to such Purchaser of the Notes regardless of any investigation made by such Purchaser or on its behalf. All representations made by the Purchasers in
Section 2.3 shall be considered to have been relied upon by the Company and shall survive the delivery to the Company of the purchase price of the Notes regardless of any investigation made by the Company or on its behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

     SECTION 9.8. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The provisions of this Agreement are intended to be for the benefit of all Holders, from time to time, and shall be enforceable by any such Holder, whether or not an express assignment to such Holder of rights under this Agreement has been made by any Purchaser or its successor or assign.

     SECTION 9.9. GOVERNING LAW. This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 9.10. SUBMISSION TO JURISDICTION. The Company hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the courts of the United States of America having jurisdiction in the State of New York for the purpose of any legal action or proceeding in any such court with respect to, or arising out of, this Agreement. The Company designates and appoints Prentice Hall Legal & Financial Services, 15 Columbus Circle, New York, New York 10023 and its successors as the Company's lawful agent in the United States of America upon which may be served and which may accept and acknowledge, for and on behalf of the Company all process in any action, suit or proceedings that may be brought against the Company in any of the courts referred to in this
Section 9.10, and agrees that such service of process, or the acceptance or acknowledgment thereof by said agent, shall be valid, effective and binding in every respect; PROVIDED, HOWEVER, that if said agency shall cease for any reason whatsoever, the Company hereby designates and appoints, without power or revocation, the Secretary of State of the State of New York to serve as its agent for service of process. If any Holder shall cause process to be served upon the Company by being served upon such agent, a copy of such process shall also be mailed to the Company by registered mail, first class postage prepaid, at the Company's address set forth at the foot of this Agreement. Nothing contained in this Section 9.10 shall limit the right of any Holders to take proceedings against the Company in any other court of competent jurisdiction nor, by virtue of anything contained herein, shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

     SECTION 9.11. LIMITATIONS OF LIABILITY. Anything in this Agreement to the contrary notwithstanding, neither the Holders nor the successors or assigns thereof shall have any claim, remedy or right to proceed against (i) the Managing General Partner or (ii) any past, present or future partner, employee, director, officer, stockholder or incorporator of the Managing General Partner, the Partnership or any subsidiary thereof (other than the Company) for the payment of any deficiency or any other sum owing on account of the Indebtedness evidenced by the Notes or for the payment of any liability resulting from the breach of any covenant, agreement, warranty or representation of any nature whatsoever in this Agreement or in any certificate delivered pursuant hereto, except with respect to CP Acquisition Co. pursuant to the Collection Guaranty dated as of January 2, 1998 relating to the Series A Notes. Nothing herein contained shall limit, restrict or impair the rights of the Holders to accelerate the maturity of the Notes upon an Event of Default, to bring suit and obtain a judgment against the Company on the Notes, to execute any such judgment on the Company's Properties or to exercise all other rights and remedies against the Company provided under this Agreement.

     SECTION 9.12. SEVERABILITY. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated.

     SECTION 9.13. CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     SECTION 9.14. DUPLICATE ORIGINALS. Two or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.



                                          CROWN PACIFIC LIMITED
                                              PARTNERSHIP, a Delaware
                                              limited partnership


                                                By:  CROWN PACIFIC
                                              MANAGEMENT

                                                       LIMITED PARTNERSHIP,
                                              a Delaware
                                                       limited
                                              partnership
                                                         Its General
                                              Partner

                                                       By:  HS Corp. of
                                              Oregon, an Oregon

                                              corporation
                                                                 Its
                                              General Partner


                                                       By
                                                         -----------------------
                                                            Its


Crown Pacific Limited Partnership
121 S.W. Morrison Street
Portland, Oregon  97204
Attention:  Roger L. Krage
Telefacsimile number:  (503) 228-4875
Confirmation number:  (503) 274-2300
                                        Acknowledged (as to
                                          representations made
                                          pursuant to Section 2.2) by:


                                                       CROWN PACIFIC
                                          MANAGEMENT

                                                       LIMITED PARTNERSHIP,
                                              a
                                                         Delaware
                                              limited partnership
                                                            As
                                              Managing General
                                              Partner

                                                            By:  HS Corp. of
                                              Oregon, an Oregon

                                              corporation

                                                                 Its
                                              General Partner

                                                            By
                                                              ------------------
                                                                 Its

Crown Pacific Management Limited
  Partnership
121 S.W. Morrison Street
Portland, Oregon  97204
Attention:  Roger L. Krage
Telefacsimile number:  (503) 228-4875
Confirmation number:  (503) 274-2300

Accepted as of December 15, 1997:

                                        JOHN HANCOCK MUTUAL LIFE INSURANCE
                                          COMPANY




                                        By
                                          Its

Accepted as of December 15, 1997:

                                        JOHN HANCOCK VARIABLE LIFE
                                          INSURANCE COMPANY




                                        By
                                          Its

Accepted as of December 15, 1997:

                                        TEACHERS INSURANCE AND ANNUITY
                                          ASSOCIATION OF AMERICA




                                        By
                                          Its

Accepted as of December 15, 1997:

                                        PROVIDENT LIFE AND ACCIDENT
                                          INSURANCE COMPANY


                                        By:   Provident Investment
                                              Management, LLC
                                                Its Agent





                                              By
                                                Its Vice President

Accepted as of December 15, 1997

                                        CONNECTICUT GENERAL LIFE INSURANCE
                                          COMPANY


                                        By  CIGNA Investments, Inc.



                                            By

                                              Name:
                                              Title:

Accepted as of December 15, 1997

                                        CONNECTICUT GENERAL LIFE INSURANCE
                                          COMPANY, on behalf of one
                                          or more _________ separate accounts


                                        By  CIGNA Investments, Inc.



                                            By
                                              Name:
                                              Title:

Accepted as of December 15, 1997

                                        GENERAL ELECTRIC CAPITAL ASSURANCE
                                          COMPANY




                                        By
                                          Its

Accepted as of December 15, 1997

                                        THE MINNESOTA MUTUAL LIFE
                                          INSURANCE COMPANY


                                        By  MIMLIC Asset Management
                                            Company




                                            By
                                              Its

Accepted as of December 15, 1997

                                        MUTUAL TRUST LIFE INSURANCE
                                          COMPANY


                                        By  MIMLIC Asset Management
                                            Company




                                            By
                                              Its

Accepted as of December 15, 1997

                                        OHIO NATIONAL LIFE ASSURANCE
                                          CORPORATION




                                        By
                                          Its

         NAME AND ADDRESS                        PRINCIPAL AMOUNT OF
         OF PURCHASERS                          NOTES TO BE PURCHASED

JOHN HANCOCK MUTUAL LIFE INSURANCE       Series A       Series B        Series C
    COMPANY                                             --------        --------
 John Hancock Place                     $5,000,000     $6,000,000      $15,000,000
 200 Clarendon Street                  (Two Notes:    (Two Notes:     (Three Notes:
 Boston, Massachusetts  02117            $500,000      $1,500,000      $7,000,000
                                        $4,500,000)    $4,500,000)     $5,000,000
                                                                      $3,000,000)


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Crown Pacific Limited Partnership, 7.76% Senior Notes, Series A, due February 1, 2012, PPN 22844# AH 3, 7.76% Senior Notes, Series B, due February 1, 2013, PPN 22844# AJ 9, 7.93% Senior Notes, Series C, due February 1, 2018, PPN 22844# AK 6, as the case may be, principal or interest") to:

     Bank Boston
     ABA #011000390
     Boston, Massachusetts  02110
     For the account of: John Hancock Mutual Life Insurance Company Private Placement Collection Account
     Account Number 541-55417
     On Order of:  Crown Pacific Limited Partnership, [Applicable PPN]


Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and


                                      SCHEDULE I
                             (to Note Purchase Agreement)
address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

     John Hancock Mutual Life Insurance Company
     200 Clarendon Street
     Boston, Massachusetts  02117
     Attention:  Marie Mazzulli, Investment Accounting Division
     T-10

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

     John Hancock Mutual Life Insurance Company
     John Hancock Place
     200 Clarendon Street
     Boston, Massachusetts  02117
     Attention:  Marie Mazzulli, Investment Accounting Division T-10

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:


     John Hancock Mutual Life Insurance Company
     John Hancock Place
     200 Clarendon Street
     Boston, Massachusetts  02117
     Attention:  Bond and Corporate Finance Department, T-57

     and

     John Hancock Bond and Corporate Finance Group
       Paper and Forest Products Team
     1900 Point West Way, Suite 188
     Sacramento, California  95818
     Attention:  Whit Hill, Assistant Investment Officer
     Phone:  (916) 922-6554

     Fax:  (916) 922-4777

and a copy of any notices relating to change in issuer's name, address or principal place of business and a copy of any legal opinions shall be delivered or mailed to:

     John Hancock Mutual Life Insurance Company
     John Hancock Place
     200 Clarendon Street
     Boston, Massachusetts  02117
     Attention:  Investment Law Division, T-50

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1414660

Closing Date:  December 30, 1997 for Series A Notes

Commitment Expiration Date:  December 31, 1997 for Series A Notes

Closing Date:  January 13, 1998 for Series B and C Notes

Commitment Expiration Date:  January 30, 1998 for Series B and C Notes


                                                    PRINCIPAL AMOUNT OF
         NAME AND ADDRESS                          NOTES TO BE PURCHASED
          OF PURCHASERS

JOHN HANCOCK VARIABLE LIFE INSURANCE        Series A      Series B   Series C
   COMPANY                                                --------   --------
 John Hancock Place                        $1,000,000        -0-        -0-
 200 Clarendon Street
 Boston, Massachusetts  02117

Payments

All payments on or in respect of the Notes to be by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, (identifying each payment as "Crown Pacific Limited Partnership, 7.76% Senior Notes, Series A, due February 1, 2012, PPN 22844# AH 3, 7.76% Senior Notes, Series B, due February 1, 2013, PPN 22844# AJ 9, 7.93% Senior Notes, Series C, due February 1, 2018, PPN 22844# AK 6, as the case may be, principal or interest") to:

     Bank Boston
     ABA #011000390
     Boston, Massachusetts  02110
     For the account of: John Hancock Mutual Life Insurance Company Private Placement Collection Account
     Account Number 541-55417
     On Order of:  Crown Pacific Limited Partnership, [Applicable PPN]

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

     John Hancock Mutual Life Insurance Company
     John Hancock Place
     200 Clarendon Street
     Boston, Massachusetts  02117
     Attention:  Marie Mazzulli, Investment Accounting Division T-10

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

     John Hancock Mutual Life Insurance Company
     John Hancock Place
     200 Clarendon Street
     Boston, Massachusetts  02117

     Attention:  Marie Mazzulli, Investment Accounting Division
     T-10

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

     John Hancock Mutual Life Insurance Company
     John Hancock Place
     200 Clarendon Street
     Boston, Massachusetts  02117
     Attention:  Bond and Corporate Finance Department, T-57

     and

     John Hancock Bond and Corporate Finance Group
       Paper and Forest Products Team
     1900 Point West Way, Suite 188
     Sacramento, California  95818
     Attention:  Whit Hill, Assistant Investment Officer
     Phone:  (916) 922-6554
     Fax:  (916) 922-4777

and a copy of any notices relating to change in issuer's name, address or principal place of business and a copy of any legal opinions shall be delivered or mailed to:

     John Hancock Mutual Life Insurance Company
     John Hancock Place
     200 Clarendon Street
     Boston, Massachusetts  02117
     Attention:  Investment Law Division, T-50

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-2664016

Closing Date:  December 30, 1997 for Series A Notes

Commitment Expiration Date:  December 31, 1997 for Series A Notes

           NAME AND ADDRESS                       PRINCIPAL AMOUNT OF
             OF PURCHASERS                       NOTES TO BE PURCHASED

TEACHERS INSURANCE AND ANNUITY             Series A      Series B      Series C
      ASSOCIATION OF AMERICA               --------      --------      --------
730 Third Avenue                          $9,000,000        -0-          -0-
New York, New York  10017-3263
Attention:  Angela Brock-Kyle,
  Securities Division, Private
  Placements
Telephone Number:  (212) 916-5724
  or (212) 490-9000 (general number)
Facsimile Number:  (212) 916-6901


Payments

All payments on account of the Series A Notes shall be made in immediately available funds at the opening of business on the due date by electronic funds transfer through the Automated Clearing House System to:

     Chase Manhattan Bank
     New York, New York
     ABA No. 021-000-021
     Account Number:  900-9-000200
     For Further Credit to the TIAA Account Number:  G07040
     Reference:     PPN 22844# AH 3; Crown Pacific Limited Partnership;
               Maturity Date:  February 1, 2012; Interest Rate:
     7.76%
               per annum; P&I breakdown

Notices

Contemporaneous with the above electronic funds transfer, mail or send by facsimile written confirmation of each such payment to be addressed as set forth below including the following information:

(1) the full name, private placement number, interest rate, series and maturity date of the Notes; (2) the allocation of payment between principal, interest, premium and any special payment; and (3) the name and address of the bank from which such electronic funds transfer was sent to:

     Teachers Insurance and Annuity Association of America
     730 Third Avenue
     New York, NY  10017
     Attention:  Securities Accounting Division
     Telephone Number:  (212) 916-4188
     Facsimile Number:  (212) 916-6955

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-1624203

Closing Date:  December 30, 1997

Commitment Expiration Date:  December 31, 1997


                                                  PRINCIPAL AMOUNT OF  NOTES
               NAME AND ADDRESS                        TO BE PURCHASED
                OF PURCHASERS

PROVIDENT LIFE AND ACCIDENT INSURANCE           Series A     Series B       Series C
      COMPANY                                                --------       --------
                                                  -0-          -0-         $10,000,000
 (1)  All payments on account of the
      Notes shall be made by wire
      transfer of immediately available
      funds to:

      CUDD & CO.
      c/o The Chase Manhattan Bank, N.A.
      New York, NY
      ABA No. 021 000 021
      SSG Private Income Processing
      A/C #900-9-000200

      Custodial Account No. G06704

Please reference:  Issuer:  Crown Pacific Limited Partnership
               PPN:  22844# AK 6
               Coupon:  7.93%
               Maturity:  February 1, 2018
               Principal=$__________
               Interest=$___________

(2) Address all communications with respect to payments and all other communications to:

     Provident Investment Management, LLC
     Private Placements
     One Fountain Square
     Chattanooga, Tennessee  37402
     Telephone:  (423) 755-1365
     Fax: (423) 755-3351

(3)  Tax Identification Number:  13-6022143
     Name of Nominee in which Notes are to be issued: (CUDD & CO.)

Closing Date:  January 13, 1998

Closing Expiration Date:  January 30, 1998

                                                     PRINCIPAL AMOUNT OF
          NAME AND ADDRESS                         NOTES TO BE PURCHASED
           OF PURCHASERS

CONNECTICUT GENERAL LIFE INSURANCE      Series A           Series B      Series C
   COMPANY                                                 --------      --------
c/o CIGNA Investments, Inc.                -0-             $6,200,000       -0-
900 Cottage Grove Road                 (Two Notes:  $3,200,000 and $3,000,000)
Hartford, Connecticut  06152-2307
Attention:  Private Securities
  Division  - S-307
Fax:  860-726-7203

Payments

All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

     Chase NYC/CTR/
     BNF=CIGNA Private Placements/AC=9009001802
     ABA #021000021
     OBI=Crown Pacific Limited Partnership, Series B Senior Notes, 7.76%, due February 1, 2013, PPN 22844# AJ 9, (as among principal, premium and interest of the payment being made); contact name and phone.

Address for Notices Related to Payments:

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention:  Securities Processing S-309
     900 Cottage Grove Road
     Hartford, Connecticut  06152-2309

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention:  Private Securities - S-307
     Operations Group
     900 Cottage Grove Road
     Hartford, Connecticut  06152-2307
     Fax:  860-726-7203

     with a copy to:

     Chase Manhattan Bank, N.A.
     Private Placement Servicing
     P. O. Box 1508
     Bowling Green Station
     New York, New York  10081
     Attention:  CIGNA Private Placements
     Fax:  212-552-3107/1005

Address for All Other Notices:

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention:  Private Securities Division - S-307
     900 Cottage Grove Road
     Hartford, Connecticut  06152-2307
     Fax:  860-726-7203

Name of Nominee in which Notes are to be issued:  CIG & Co.

Taxpayer I.D. Number for CIG & Co.:  13-3574027

Taxpayer I.D. Number for Connecticut General Life Insurance Company:  06-0303370

Closing Date:  January 13, 1998

Commitment Expiration Date:  January 30, 1998



                                                PRINCIPAL AMOUNT OF
          NAME AND ADDRESS                     NOTES TO BE PURCHASED
           OF PURCHASERS

                                        Series A     Series B    Series C
                                                     --------    --------
 CONNECTICUT GENERAL LIFE
    INSURANCE COMPANY, on behalf
     of one or more separate              -0-       $13,800,000    -0-
 accounts
 c/o CIGNA Investments, Inc.                 (Three Notes:  $6,000,000,
 900 Cottage Grove Road                     $4,212,000, and $3,588,000)
 Hartford, Connecticut  06152-2307
 Attention:  Private Securities
   Division  - S-307
 Fax:  860-726-7203

Payments

All payments on or in respect of the notes to be by Federal Funds Wire Transfer to:

     Chase NYC/CTR/
     BNF=CIGNA Private Placements/AC=9009001802
     ABA #021000021
     OBI=Crown Pacific Limited Partnership, Series B Senior Notes, 7.76%, due February 1, 2013, PPN 22844# AJ 9, (as among principal, premium and interest of the payment being made); contact name and phone.

Address for Notices Related to Payments:


     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention:  Securities Processing S-309
     900 Cottage Grove Road
     Hartford, Connecticut  06152-2309

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention:  Private Securities - S-307
     Operations Group
     900 Cottage Grove Road
     Hartford, Connecticut  06152-2307
     Fax:  860-726-7203

     with a copy to:

     Chase Manhattan Bank, N.A.
     Private Placement Servicing
     P. O. Box 1508
     Bowling Green Station
     New York, New York  10081
     Attention:  CIGNA Private Placements
     Fax:  212-552-3107/1005

Address for All Other Notices:


     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention:  Private Securities Division - S-307
     900 Cottage Grove Road

     Hartford, Connecticut  06152-2307
     Fax:  860-726-7203

Name of Nominee in which Notes are to be issued:  CIG & Co.

Taxpayer I.D. Number for CIG & Co.:  13-3574027

Taxpayer I.D. Number for Connecticut General Life Insurance Company, on behalf of one or more separate accounts: 06-0303370

Closing Date:  January 13, 1998

Commitment Expiration Date:  January 30, 1998


                                                   PRINCIPAL AMOUNT OF
           NAME AND ADDRESS                       NOTES TO BE PURCHASED
            OF PURCHASERS

GENERAL ELECTRIC CAPITAL ASSURANCE         Series A     Series B     Series C
      COMPANY                              --------     --------     --------

 c/o GE Financial Assurance                  -0-       $15,000,000     -0-
 Two Union Square, 601 Union Street
 Seattle, Washington  98101
 Attn:  Investment Dept., S. De Motto
 Telephone No.:  (206) 516-4614
 Fax No.:  (206) 516-4998

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Crown Pacific Limited Partnership, 7.76% Senior Notes, Series B, due February 1, 2013, PPN 22844# AJ 9, as the case may be, principal or interest") to:


     Bankers Trust Company
     16 Wall Street

     New York, New York  10015
     ABA 021001033
     Attention:  99-911-145
     Account Number 097817

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed to:


     General Electric Capital Assurance Company
     c/o GE Financial Assurance
     Two Union Square, 601 Union Street
     Seattle, Washington  98101
     Attn:  Investment Accounting, 14th Floor
     Telephone No.:  (206) 516-2871
     Fax No.:  (206) 516-4740

Name of Nominee in which Notes are to be issued:  SALKELD & CO.

Taxpayer I.D. Number:  91-6027719

Closing Date:  January 13, 1998

Commitment Expiration Date:  January 30, 1998


                                                 PRINCIPAL AMOUNT OF
          NAME AND ADDRESS                      NOTES TO BE PURCHASED
           OF PURCHASERS
                                           Series A     Series B   Series C
                                           --------     --------   --------
 THE MINNESOTA MUTUAL LIFE
   INSURANCE COMPANY
 400 Robert Street North                     -0-       $8,000,000     -0-
 St. Paul, Minnesota  55101
 Attention:  MIMLIC Asset Management
 Company

Payments

All payments on or in respect of the notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Crown Pacific Limited Partnership, 7.76% Senior Notes, Series B, due February 1, 2013, PPN 22844# AJ 9, as the case may be, principal or interest") to:


     First Bank National Association
     Minneapolis, Minnesota
     ABA #091000022

     BNF The Minnesota Mutual Life Insurance Company
     Account number 1801-10-00600-4

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-0417830

Closing Date:  January 13, 1998


Commitment Expiration Date:  January 30, 1998


                                                   PRINCIPAL AMOUNT OF
            NAME AND ADDRESS                      NOTES TO BE PURCHASED
             OF PURCHASERS
                                           Series A     Series B      Series C
                                           --------     --------      --------
 MUTUAL TRUST LIFE INSURANCE
   COMPANY
 c/o MIMLIC Asset Management Company         -0-       $1,000,000       -0-
 400 Robert Street North
 St. Paul, Minnesota  55101
 Attn:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Crown Pacific Limited Partnership, 7.76% Senior Notes, Series B, due February 1, 2013, PPN 22844# AJ 9, as the case may be, principal or interest") to:


     The Northern Chgo/Trust
     ABA #071-000-152

     For credit to:  Account Number:  5186041000

     For further credit to:   Mutual Trust Life Insurance Company
                         Account Number:  26-00621
                         Attn:  MBS Department

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  ELL & Co.

Taxpayer I.D. Number:  36-1516780

Closing Date:  January 13, 1998

Commitment Expiration Date:  January 30, 1998


                                                 PRINCIPAL AMOUNT OF
           NAME AND ADDRESS                     NOTES TO BE PURCHASED
             OF PURCHASERS
                                           Series A     Series B     Series C
                                           --------     --------     --------
 OHIO NATIONAL LIFE
   ASSURANCE CORPORATION
 P. O. BOX 237                                -0-      $5,000,000       -0-
 Cincinnati, Ohio  45201
 Attention:  Investment Department
 Facsimile:  (513) 794-4506

Overnight Delivery Address:
[One Financial Way
Cincinnati, Ohio  45242]

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Crown Pacific Limited Partnership, 7.76% Senior Notes, Series B, due February 1, 2013, PPN 22844# AJ 9, as the case may be, principal or interest") to:


     Star Bank, N.A. (ABA #042-0000-13)
     Fifth and Walnut Streets
     Cincinnati, Ohio  45202

     for credit to:  Ohio National Life Assurance Corporation
     Account Number 865-215-8

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-0962495

Closing Date:  January 13, 1998

Commitment Expiration Date:  January 30, 1998

                                     INVESTMENTS

Following the closing of the transactions contemplated by the Agreement, the Company will have the following Investments:

     1. Purchase money promissory note executed by J.S. & P.H. Bewick, with an outstanding principal balance of approximately $49,444.53 as of November 30, 1997.

     2. Purchase money promissory note executed by M. & C. Ruland, with an outstanding principal balance of approximately $2,109.00 as of November 30, 1997.


                                     SCHEDULE II
                             (to Note Purchase Agreement)

                          CROWN PACIFIC LIMITED PARTNERSHIP

                  7.76% SENIOR NOTE, SERIES A, DUE FEBRUARY 1, 2012

                                  PPN:  22844# AH 3

NO. R-A-                                                     ____________, 19___

$

     CROWN PACIFIC LIMITED PARTNERSHIP, a Delaware Limited partnership (the "COMPANY"), for value received, hereby promises to pay to or registered assigns
                         on the first day of February, 2012
                              the principal amount of

                                                                         DOLLARS

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.76% per annum from the date hereof until maturity, payable semiannually on the first day of February and August in each year commencing February 1, 1998, and at maturity. The Company agrees to pay interest (computed on the same basis) on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate (as defined in the Note Purchase Agreement referred to below) after the date due, whether by acceleration or otherwise, until paid. The principal hereof, premium, if any, and interest hereon are payable at the principal office of the Company in Portland, Oregon in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.


                                     EXHIBIT A-1
                             (to Note Purchase Agreement)

     This Note is one of the 7.76% Senior Notes, Series A, due February 1, 2012 of the Company in the aggregate principal amount of $15,000,000, which along with the 7.76% Senior Notes, Series B, due February 1, 2013 of the Company in the aggregate principal amount of $55,000,000 and the 7.93% Senior Notes, Series C, due February 1, 2018 of the Company in the aggregate principal amount of $25,000,000 (such Series A Notes, Series B Notes and Series C Notes of the Company being herein referred to as the "NOTES"), are issued or to be issued under and pursuant to the terms and provisions of the Note Purchase Agreement dated as of December 15, 1997 (the "NOTE PURCHASE AGREEMENT"), entered into by the Company with the original purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein, to which Note Purchase Agreement reference is hereby made for the statement thereof.

     This Note and the other Notes outstanding under the Note Purchase Agreement may be declared or otherwise become due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Note Purchase Agreement.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Purchase Agreement.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                       A-1-118

     Any holder of this Note shall, by its acceptance of this Note, be deemed to have made the representations to the Company regarding the purchase of this Note pursuant to Section 2.3 of the Note Purchase Agreement; PROVIDED, HOWEVER, that with respect to the representation made in the third sentence of Section 2.3, such holder will not be deemed to have chosen the options set forth in Section 2.3(b), (c), (d) or (f) of the Note Purchase Agreement unless such holder shall have made the disclosures referred to therein at least ten Business Days (as defined in the Note Purchase Agreement) prior to its acceptance of this Note and shall have received prior to its acceptance of this Note written confirmation from the Company to the effect set forth in the first sentence of Paragraph 20 of Exhibit B-1 to the Note Purchase Agreement.

                                       A-1-119

     This Note and the Note Purchase Agreement are governed by the laws of the State of New York.




                              CROWN PACIFIC LIMITED PARTNERSHIP,
                                   a Delaware limited partnership

                              By: CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP, a Delaware limited partnership
                                        Its  General Partner

                              By:  HS Corp. of Oregon, an Oregon corporation
                                        Its General Partner

                              By
                                   -------------------------------------------
                                        Its

                                       A-1-120

                          CROWN PACIFIC LIMITED PARTNERSHIP

                  7.76% SENIOR NOTE, SERIES B, DUE FEBRUARY 1, 2013

                                  PPN:  22844# AJ 9

NO. R-B-                                                     ____________, 19___

$

     CROWN PACIFIC LIMITED PARTNERSHIP, a Delaware limited partnership (the "COMPANY"), for value received, hereby promises to pay to or registered assigns
                         on the first day of February, 2013
                              the principal amount of

                                                                         DOLLARS

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.76% per annum from the date hereof until maturity, payable semiannually on the first day of February and August in each year commencing February 1, 1998, and at maturity. The Company agrees to pay interest (computed on the same basis) on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate (as defined in the Note Purchase Agreement referred to below) after the date due, whether by acceleration or otherwise, until paid. The principal hereof, premium, if any, and interest hereon are payable at the principal office of the Company in Portland, Oregon in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

                                     EXHIBIT A-2
                             (to Note Purchase Agreement)

     This Note is one of the 7.76% Senior Notes, Series B, due February 1, 2013 of the Company in the aggregate principal amount of $55,000,000, which along with the 7.76% Senior Notes, Series A, due February 1, 2012 of the Company in the aggregate principal amount of $15,000,000 and the 7.93% Senior Notes, Series C, due February 1, 2018 of the Company in the aggregate principal amount of $25,000,000 (such Series A Notes, Series B Notes and Series C Notes of the Company being herein referred to as the "NOTES"), are issued or to be issued under and pursuant to the terms and provisions of the Note Purchase Agreement dated as of December 15, 1997 (the "NOTE PURCHASE AGREEMENT"), entered into by the Company with the original purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein, to which Note Purchase Agreement reference is hereby made for the statement thereof.

     This Note and the other Notes outstanding under the Note Purchase Agreement may be declared or otherwise become due prior to their expressed maturity dates and certain prepayments are required to be made thereon by the Company, all in the events, on the terms and in the manner and amounts as provided in the Note Purchase Agreement.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Purchase Agreement.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                       A-2-122

     Any holder of this Note shall, by its acceptance of this Note, be deemed to have made the representations to the Company regarding the purchase of this Note pursuant to Section 2.3 of the Note Purchase Agreement; PROVIDED, HOWEVER, that with respect to the representation made in the third sentence of Section 2.3, such holder will not be deemed to have chosen the options set forth in Section 2.3(b), (c), (d) or (f) of the Note Purchase Agreement unless such holder shall have made the disclosures referred to therein at least ten Business Days (as defined in the Note Purchase Agreement) prior to its acceptance of this Note and shall have received prior to its acceptance of this Note written confirmation from the Company to the effect set forth in the first sentence of Paragraph 20 of Exhibit B-1 to the Note Purchase Agreement.

                                       A-2-123

     This Note and the Note Purchase Agreement are governed by the laws of the State of New York.

                              CROWN PACIFIC LIMITED PARTNERSHIP,
                                   a Delaware limited partnership

                              By: CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP, a Delaware limited partnership
                                        Its  General Partner

                              By:  HS Corp. of Oregon, an Oregon corporation
                                        Its General Partner

                              By
                                   -------------------------------------------
                                        Its

                                       A-2-124

                          CROWN PACIFIC LIMITED PARTNERSHIP

                  7.93% SENIOR NOTE, SERIES C, DUE FEBRUARY 1, 2018

                                  PPN:  22844# AK 6

NO. R-C-                                                     ____________, 19___

$

     CROWN PACIFIC LIMITED PARTNERSHIP, a Delaware limited partnership (the "COMPANY"), for value received, hereby promises to pay to or registered assigns
                         on the first day of February, 2018
                              the principal amount of

                                                                         DOLLARS

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.93% per annum from the date hereof until maturity, payable semiannually on the first day of February and August in each year commencing February 1, 1998, and at maturity. The Company agrees to pay interest (computed on the same basis) on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate (as defined in the Note Purchase Agreement referred to below) after the date due, whether by acceleration or otherwise, until paid. The principal hereof, premium, if any, and interest hereon are payable at the principal office of the Company in Portland, Oregon in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     This Note is one of the 7.93% Senior Notes, Series C, due February 1, 2018 of the Company in the aggregate principal amount

                                     EXHIBIT A-3
                             (to Note Purchase Agreement)
of $25,000,000, which along with the 7.76% Senior Notes, Series A, due
February 1, 2012 of the Company in the aggregate principal amount of $15,000,000 and the 7.76% Senior Notes, Series B, due February 1, 2013 of the Company in the aggregate principal amount of $55,000,000 (such Series A Notes, Series B Notes and Series C Notes of the Company being herein referred to as the "NOTES"), are issued or to be issued under and pursuant to the terms and provisions of the Note Purchase Agreement dated as of December 15, 1997 (the "NOTE PURCHASE AGREEMENT"), entered into by the Company with the original purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein, to which Note Purchase Agreement reference is hereby made for the statement thereof.

     This Note and the other Notes outstanding under the Note Purchase Agreement may be declared or otherwise become due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Note Purchase Agreement.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Purchase Agreement.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

     Any holder of this Note shall, by its acceptance of this Note, be deemed to have made the representations to the Company regarding the purchase of this Note pursuant to Section 2.3 of the Note

                                       A-3-126

Purchase Agreement; PROVIDED, HOWEVER, that with respect to the representation made in the third sentence of Section 2.3, such holder will not be deemed to have chosen the options set forth in Section 2.3(b), (c), (d) or (f) of the Note Purchase Agreement unless such holder shall have made the disclosures referred to therein at least ten Business Days (as defined in the Note Purchase Agreement) prior to its acceptance of this Note and shall have received prior to its acceptance of this Note written confirmation from the Company to the effect set forth in the first sentence of Paragraph 20 of Exhibit B-1 to the Note Purchase Agreement.

                                       A-3-127

     This Note and the Note Purchase Agreement are governed by the laws of the State of New York.



                             CROWN PACIFIC LIMITED
                                PARTNERSHIP, a Delaware
                                limited partnership

                                  By:  CROWN PACIFIC
                                MANAGEMENT LIMITED PARTNERSHIP,
                                a Delaware limited partnership
                                      Its General Partner


                                 By:  HS Corp. of Oregon, an Oregon
                                    corporation Its General Partner

                                 By
                                    ---------------------------------
                                              Its

                                       A-3-128

                          CROWN PACIFIC LIMITED PARTNERSHIP

                                 CLOSING CERTIFICATE

To the Purchasers named
  in Schedule I attached hereto

Gentlemen:

     This certificate is delivered to you in compliance with the requirements of the Note Purchase Agreement dated as of December 15, 1997 (the "AGREEMENT") entered into by the undersigned, Crown Pacific Limited Partnership, a Delaware limited partnership (the "COMPANY"), with the Purchasers named therein, and as an inducement to and as part of the consideration for your several purchases on this date of the Senior Notes (the "NOTES") of the Company to be purchased by you on the date hereof pursuant to the Agreement. The capitalized terms used herein shall have the same meanings as in the Agreement.

     The Company hereby represents and warrants to you on the date hereof as follows:

     (1)  SUBSIDIARIES.  The Company has no Subsidiaries.

     (2)  ORGANIZATION AND AUTHORITY.  (a) The Company:

               (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (ii) has all requisite power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its business as described in the Private Placement Memorandum;

              (iii) is duly licensed or qualified and is in good standing as a foreign partnership (to the extent qualification as a foreign partnership is permitted by

                                     EXHIBIT B-1
                             (to Note Purchase Agreement)
          statute) in each jurisdiction wherein the failure to be so qualified would have a material adverse effect on the business, operations or financial condition of the Company; and

               (iv) does not believe that the inability of the Company to qualify as a foreign partnership in any state in which such qualification is not permitted by law will have a material adverse effect on the business, operations or financial condition of the Company.


          (b) Annex A attached hereto states the name of each Person holding either a General Partnership Interest or Limited Partnership Interest in the Company.

     (3) REPRESENTATIONS AND WARRANTIES OF MANAGING GENERAL PARTNER. The representations and warranties of the Managing General Partner given to you in its Certificate of even date herewith are true and correct.

     (4) BUSINESS AND PROPERTY. The Private Placement Memorandum sets forth a substantially accurate and complete description of the business conducted and proposed to be conducted by the Company and the principal Properties of the Company.

     (5) FINANCIAL STATEMENTS. (a) The unaudited pro forma combined balance sheet of the Partnership as of September 30, 1994 and the unaudited pro forma combined statement of operations of the Partnership for the year ended
December 31, 1993 and the nine-month period ended September 30, 1994 attached hereto as Annex B have been prepared in accordance with GAAP, are correct and complete and present fairly the pro forma financial position of the Partnership as of September 30, 1994 and the pro forma results of its operations for the year ended December 31, 1993 and the nine-month period ended September 30, 1994. The combined balance sheets of the predecessors of the Partnership as of December 31, 1992 and December 31, 1993 and the combined statements of operations and changes in partners' and

                                       B-1-130
shareholders' equity and in cash flows for the fiscal years ended on December 31, 1991, 1992 and 1993, and the combined balance sheet of the predecessors of the Partnership as of September 30, 1994 and the combined statement of operations and changes in partners' and shareholders' equity and in cash flows for the nine-month period ended on said date, all as attached hereto as Annex B, accompanied by a report thereon containing an opinion unqualified as to scope imposed by the Partnership or its predecessors and otherwise without qualification except as therein noted, by Price Waterhouse LLP, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the predecessors of the Partnership as of such dates and the results of their operations and cash flows for such periods. The consolidated balance sheets of CPLP as of December 31 in each of the years 1991 to 1993, both inclusive, and CP Inland as of December 31, 1993, and the statements of operations, changes in partners' equity and cash flows for the fiscal years ended on said dates, each as attached hereto as Annex B and each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Predecessor Partnerships and otherwise without qualification except as therein noted, by Price Waterhouse LLP, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Predecessor Partnerships and their respective subsidiaries as of such dates and the results of their operations and cash flows for such periods. The statement of operations and changes in partners' equity and in cash flows for each of DAW Forest Products Company, L.P., a Delaware limited partnership ("DAW"), and W-I Forest Products Limited Partnership, a Washington limited partnership ("W-I"), for the fiscal year ended on December 31, 1992 and for the period from January 1, 1993 to October 28, 1993, each as attached hereto as Annex B and each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company, its predecessors or DAW or W-I, respectively, and otherwise without qualification except as therein noted, by Price Waterhouse LLP, have, to the knowledge of the Company, been prepared in accordance with GAAP consistently applied except as

                                       B-1-131
therein noted, to the knowledge of the Company (x) are correct and complete and
(y) present fairly the financial position of DAW and W-I, respectively, as of such dates and the results of their operations and cash flows for such periods. The combined balance sheets of the Company as of December 31 in each of the years 1994 and 1995 and the balance sheet of the Company as of December 31, 1996 and the statements of income (or of operations, as the case may be), of changes in partners' and shareholders' equity and of cash flows for the fiscal years ended on said dates (combined in the case of 1994 and 1995), each attached hereto as Annex B and each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Price Waterhouse LLP, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its affiliates as of such dates and the results of their combined operations and combined cash flows for such periods. The unaudited balance sheet of the Company as of September 30, 1997, and the statement of income, of cash flows and of changes in partners' capital for the nine-month period ended on said date, attached hereto as Annex B, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company as of such date and the results of its operations and cash flows for such period, subject only for year-end audit adjustments in the ordinary course.

     (b) Since December 31, 1996, there has been no change in the condition, financial or otherwise, of the Company as shown on the balance sheet of the Company as of such date, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

     (6) INDEBTEDNESS. Annex C attached hereto correctly describes all Funded Debt (other than Capitalized Rentals), Current Debt and Capitalized Rentals of the Company outstanding as of the first Closing Date.

                                       B-1-132

     (7) FULL DISCLOSURE. The Private Placement Memorandum, the financial statements referred to in paragraph 5, the Agreement and all other written statements furnished by or on behalf of the Company to you in connection with the negotiation of the sale of the Notes, do not, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the business, Properties, profits or financial condition of the Company or the ability of the Company to perform its obligations under the Agreement or the sale and issuance of the Notes.

     (8) PENDING LITIGATION. There are no proceedings pending, or to the knowledge of the Company threatened, against or affecting the Company or the Managing General Partner in any court or before any governmental authority or arbitration board or tribunal which if adversely determined would materially and adversely affect the business, profits or financial condition of the Company or the ability of the Company to perform the Agreement or to issue and sell the Notes. The Company is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

     (9) TITLE TO PROPERTIES. The Company has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property it purports to own and has good and marketable title to all the other Property it purports to own subject to no Liens other than Liens permitted by the Agreement.

     (10) SALE IS LEGAL AND AUTHORIZED. The sale of the Notes and compliance by the Company with all of the provisions of the Agreement and of the Notes:

          (a)  are within the partnership powers of the Company;


                                       B-1-133

          (b) will not result in the violation of any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien upon any Property of the Company under the provisions of, any agreement or any indenture or other instrument to which the Company is a party or by which it may be bound; and

the Agreement and the Notes delivered to the Purchasers on the date hereof have been duly authorized by proper action on the part of the Company, executed and delivered by the Company and constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, and similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether the application of such principles is considered in equity or at law).

     (11) NO DEFAULTS. No Default or Event of Default has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Indebtedness, is not in violation in any respect of any terms of the Partnership Agreement and is not in default, and no event of default has occurred, under any instrument or instruments or agreements (i) under and subject to which any Current Debt or Funded Debt has been issued, or (ii) pursuant to which the Company has any material obligations; and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

     (12) NO MATERIALLY ADVERSE CONTRACTS. The Company is not a party to, or bound or affected by, any contract or agreement or subject to any judgment, order, writ, injunction, rule or regulation or decree or other action of any court or other governmental authority or agency, or the award of any arbitrator, or any charter or contractual restriction that materially

                                       B-1-134
adversely affects or in the future may (so far as the Company can now reasonably foresee based on facts known to the Company) materially adversely affect the business, Properties, profits, or financial condition of the Company.

     (13) GOVERNMENTAL CONSENT. Neither the nature of the Company or of any of its business or Properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Notes or the execution and delivery of the Agreement is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any regulatory body, state, Federal or local on the part of the Company as a condition to the execution and delivery of the Agreement or the offer, issue, sale or delivery of the Notes.

     (14) USE OF PROCEEDS. The net proceeds from the sale of the Notes will be used by the Company to repay indebtedness incurred in connection with acquisitions of timberlands and other Property and expenses in consummating the transactions contemplated by the Agreement. None of the transactions contemplated in the Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Company does not own or intend to carry or purchase any "MARGIN STOCK" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing, the proceeds of which were used to purchase any "SECURITY" within the meaning of the Securities Exchange Act of 1934, as amended.

     (15) PRIVATE OFFERING. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with

                                       B-1-135
any Person other than you and not more than 30 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act.

     (16) TAXES. All tax returns required to be filed by the Company or the Predecessor Partnerships in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or the Predecessor Partnerships or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns have been paid. The Company does not know of any material proposed additional tax assessment against it or the Predecessor Partnerships for which adequate provision has not been made on its accounts and no material controversy in respect of additional income taxes due is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company are adequate for all open years, and for its current fiscal period.

     (17) COMPLIANCE WITH LAW.  The Company:

          (a) is not, to the knowledge of the Company after due inquiry, in violation of any laws, ordinances, governmental rules or regulations to which it is subject, or

          (b) has not failed to obtain any license, permit, franchise or other governmental authorization (and in the case of any temporary permits, application for permanent permits have been made and are pending) necessary to the ownership or operation of its Property or to the conduct of its business,

                                       B-1-136
     which violation or failure to obtain would materially adversely affect the business, profits, Properties or financial condition of the Company or the issuance and sale of the Notes.

     (18) RESTRICTIONS ON COMPANY. The Company is not a party to or bound by any security, contract, indenture, agreement, instrument, order of any court or governmental agency, law or rule or regulation which restricts the right or ability of the Company to incur Indebtedness, other than the Agreement and the Credit Agreements and the Note Purchase Agreement dated as of December 1, 1994, the Note Purchase Agreement dated as of March 1, 1995, the Note Purchase Agreement dated as of August 1, 1996 in each case between the Company and the Note Purchasers named therein, the $55,000,000 Purchase Price Note issued by the Company to Trillium Corporation on October 15, 1997, the $52,500,000 Purchase Price Note issued by the Company to Trillium Corporation on October 15, 1997, the Lease Agreement dated as of December 19, 1997 between SELCO Service Corporation, as lessor, and the Company, as lessee and construction agent, relating to the Port Angeles Sawmill Complex, and the Lease Agreement dated as of December 19, 1997 between SELCO Service Corporation, as lessor, and the Company, as lessee and construction agent, relating to the Bonners Ferry Circle Mill.

     (19) PATENTS AND TRADEMARKS. The Company owns or possesses all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

     (20) EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. The consummation of the transactions provided for in the Agreement and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. The representation of the Company in the preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in Section 2.3 of the Agreement as to the source of funds to be used by such Purchaser to pay the purchase price of the Notes

                                       B-1-137
to be purchased by such Purchaser. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Multiemployer Plan or instituted steps to do so, and (c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trusts created thereunder, have incurred any "ACCUMULATED FUNDING DEFICIENCY" as defined in
Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "WELFARE BENEFIT PLAN" (as such term is defined in ERISA) that could reasonably be expected to have a material adverse affect on the business, profits or financial condition of the Company.

     (21) ENVIRONMENTAL AND NATURAL RESOURCE MATTERS. Except as disclosed in the reports listed on Annex D attached hereto, none of which disclosures could materially adversely affect the business, profits, Properties or financial condition of the Company, to the knowledge of the Company after due inquiry:

          (a) neither the Company nor its Properties are in material violation of any applicable Environmental and Natural Resource Law;

          (b) the Company has obtained all material Governmental Approvals required for its current operations and its Properties by any applicable Environmental and Natural Resource Law;

          (c) there is no and has never been a material Release or threatened material Release or disposal of any Hazardous Material at the Properties of the Company; to the knowledge

                                       B-1-138
     of the Company, its Properties are not adversely affected by any Release or threatened Release originating or emanating from any other Property;

          (d) the Properties of the Company do not contain and have not contained any: (i) underground storage tank, (ii) material amounts of asbestos containing building material, (iii) any landfills or dumps, (iv) hazardous waste treatment, storage or disposal facility as defined pursuant to RCRA or any comparable state law, or (v) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state priority list promulgated pursuant to any comparable state law;

          (e) the Company is not subject to any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; the Company is not subject to, has no notice or knowledge of and is not required to give any notice of any Environmental and Natural Resource Claim arising from the Company, its operations, its Properties or any other property previously owned or operated by the Company or its predecessors (including without limitation the Predecessor Partnerships, but excluding predecessors of the Company only with respect to title to such property); there are no conditions or occurrences at the Properties of the Company which could reasonably form the basis for an Environmental and Natural Resource Claim against the Company or its Properties;

          (f) the Properties of the Company are not subject to, and the Company has no knowledge of any imminent, material restriction on its ownership, occupancy, use, productivity or transferability (i) in connection with any Release, threatened Release or disposal of a Hazardous Material, or Environmental and Natural Resource Law or (ii) as a consequence of any Harvest/Yield Restriction;

          (g) in connection with any acquisition of real properties by the Company or its predecessors, the Company

                                       B-1-139
     or its predecessors (including without limitation the Predecessor Partnerships, but excluding predecessors of the Company only with respect to title to such property) conducted due and diligent inquiry of any environmental liability of, compliance with any applicable Environmental and Natural Resource Law of and the environmental condition of such acquired Properties, which due and diligent inquiry (i) constituted at the time of such acquisition all appropriate inquiry into the previous ownership and uses of such Property consistent with good commercial or customary practice in an effort to minimize liability, and (ii) constituted at the time of such acquisition the due diligence a reasonable and prudent purchaser would have conducted as to environmental, health and safety matters, when acquiring similar Properties.

     (22) The obligations of the Company under the Agreement and the Notes rank PARI PASSU in priority of payment with the Indebtedness incurred or to be incurred pursuant to the Working Capital Facility, the Acquisition Facility, the 1994 Notes, the 1995 Notes and the 1996 Notes.

     Dated:


                              CROWN PACIFIC LIMITED PARTNERSHIP,
                                   a Delaware limited partnership

                              By: CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP, a Delaware limited partnership
                                        Its  General Partner

                              By:  HS Corp. of Oregon, an Oregon corporation

                                       B-1-140

                                        Its General Partner

                              By
                                   ------------------------------------------
                                        Its

                                       B-1-141

                                      SCHEDULE I

                                 NOTE PURCHASERS (1)





------------------------
(1)  The Purchasers purchasing Notes on such Closing Date

                                      SCHEDULE I
                           (to Company Closing Certificate)

                  GENERAL PARTNER AND LIMITED PARTNER OF THE COMPANY



GENERAL PARTNER:

     Crown Pacific Management Limited Partnership, a Delaware limited partnership, which owns a 1.0101% Equity Interest in the Company




LIMITED PARTNER:


     Crown Pacific Partners, L.P., a Delaware limited partnership, which owns directly or indirectly a 98.9899% Equity Interest in the Company


                                       ANNEX A
                           (to Company Closing Certificate)

                                 FINANCIAL STATEMENTS
                         OF THE COMPANY AND ITS PREDECESSORS




                 [Financial Statements delivered separately and as a Part of the Company Closing Certificate delivered on each Closing Date]


                                       ANNEX B
                           (to Company Closing Certificate)

                 CURRENT DEBT AND FUNDED DEBT AND CAPITALIZED RENTALS
                                    OF THE COMPANY

     PART I. The Current Debt and Funded Debt (other than Capitalized Rentals) and Capitalized Rentals of the Company as of the first Closing Date but immediately prior to the funding of the Notes is as follows:



                                   Item              Principal Amount ($000)
                                   ----              -----------------------
 CURRENT DEBT:             Purchase Price Note
                           payable to Trillium
                               Corporation                     $ 55,000



 FUNDED DEBT
 (other than Capitalized
 Rentals):
                           Working Capital                     $ 16,500
                           Facility                            $275,000
                           9.78% Senior Notes                   $ 25,000
                           9.60% Senior Notes                  $  6,490
                           8.01% Senior Notes                  $ 50,000
                           8.16% Senior Notes                  $ 19,510
                           8.21% Senior Notes                  $ 15,000
                           8.25% Senior Notes                  $ 59,000
                           Acquisition Facility
                           Purchase Price Note                 $ 52,500
                           payable
                             to Trillium
                           Corporation

 CAPITALIZED RENTALS:
                                                              CAPITALIZED
        LEASE                    DATE               PARTY     AMOUNT ($000)
        -----                    ----               -----     -------------

                                       ANNEX C
                           (to Company Closing Certificate)

                                         NONE

     PART II. The Current Debt and Funded Debt (other than Capitalized Rentals) and Capitalized Rentals of the Company (including any Current Debt and Funded Debt and Capitalized Rentals to which the Properties distributed to the Company on the first Closing Date are subject) as of the first Closing Date but immediately after the funding of the Notes (2) is as follows:



                                   Item              Principal Amount ($000)
                                   ----              -----------------------
 CURRENT DEBT:             Purchase Price Note
                           payable to Trillium
                              Corporation                      $ 55,000(3)



 FUNDED DEBT
 (other than Capitalized
 Rentals):
                           Working capital                     $ 16,500
                           Facility                            $275,000
                           9.78% Senior Notes                  $ 25,000
                           9.60% Senior Notes                  $  6,490
                           8.01% Senior Notes                  $ 50,000
                           8.16% Senior Notes                  $ 19,510
                           8.21% Senior Notes                  $ 15,000
                           8.25% Senior Notes                  $ 59,000
                           Acquisition Facility
                           Purchase Price Note                $  52,500
                           payable
                             to Trillium
                           Corporation

CAPITALIZED RENTALS:


---------------------
(2) Funded Debt and Current Debt which is to be incurred on the Closing Date and which is specifically permitted by Section 4.6(a)(1) and (3) is not reflected in this Part II.

(3)  To be refinanced with the proceeds of the Series B and C Notes.

 CAPITALIZED RENTALS:
                                                              CAPITALIZED
        LEASE                    DATE               PARTY     AMOUNT ($000)
        -----                    ----               -----     -------------


                                         NONE


EXISTING LIENS:


                                         NONE

                                ENVIRONMENTAL REPORTS




                                       ANNEX D
                           (to Company Closing Certificate)

                     CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP

                                 CLOSING CERTIFICATE


To the Purchasers named
in Schedule I attached hereto


Ladies and Gentlemen:

     This certificate is delivered to you in compliance with the requirements of the Note Purchase Agreement dated as of December 15, 1997 (the "AGREEMENT") entered into by Crown Pacific Limited Partnership, a Delaware limited partnership (the "COMPANY"), with the Purchasers named therein, and as an inducement to and as part of the consideration for your several purchases on this date of the Senior Notes (the "NOTES") of the Company to be purchased by you on the date hereof pursuant to the Agreement. The capitalized terms used herein shall have the same meanings as in the Agreement.

     Crown Pacific Management Limited Partnership, a Delaware limited partnership and the managing general partner of the Company (the "MANAGING GENERAL PARTNER") hereby represents and warrants to you on the date hereof as follows:

     (1)  SUBSIDIARIES.  The Managing General Partner has no subsidiaries.

     (2)  ORGANIZATION AND AUTHORITY.  (a) The Managing Partner:

               (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (ii) has all requisite power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its present business as now conducted and as presently proposed to be conducted;


                                     EXHIBIT B-2
                             (to Note Purchase Agreement)

              (iii) is duly licensed or qualified and is in good standing as a foreign partnership (to the extent qualification as a foreign partnership is permitted by statute) in each jurisdiction wherein the failure to be so qualified would have a material adverse effect on the Properties, business, prospects, profits or financial condition of the Managing General Partner; and

               (iv) has the power and authority under the Partnership Agreement of the Company to execute and deliver on behalf of the Company the Agreement, the Notes and the other certificates and agreements to be delivered by the Company in connection with the transactions contemplated by the Agreement.

          (b) Annex A attached hereto states the name of each Person holding either a General Partnership Interest or a Limited Partnership Interest in the Managing General Partner.

     (3) NO CONFLICTS. The execution and delivery by the Managing General Partner on behalf of the Company of the Agreement, the Notes and the other certificates and agreements to be delivered by the Company in connection with the transactions contemplated by the Agreement do not and will not contravene any law or any order of any court or governmental authority or agency applicable to or binding on the Managing General Partner or contravene the provisions of, or constitute a default under, its limited partnership agreement or any indenture, mortgage, contract or any agreement or instrument to which the Managing General Partner is a party or by which it or any of its Property may be bound or affected.

     (4) PENDING LITIGATION. There are no proceedings pending, or to the knowledge of the Managing General Partner threatened, against or affecting the Managing General Partner, in any court or before any governmental authority or arbitration board or tribunal which if adversely determined would materially and adversely affect the Properties, business, profits or financial

                                       B-2-151
condition of the Managing General Partner. The Managing General Partner is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

     (5) NO DEFAULTS. The Managing General Partner is not in default in the payment of principal or interest on any Indebtedness, is not in violation in any respect of any terms of its limited partnership agreement and is not in default under any instrument or instruments or agreements under and subject to which any Indebtedness has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

     (6)  COMPLIANCE WITH LAWS.  The Managing General Partner:

          (a) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, and

          (b) has not failed to obtain any license, permit, franchise or other governmental authorization (and in the case of any temporary permits, application for permanent permits have been made and are pending) necessary to the ownership or operation of its Property or to the conduct of its business, which violation or failure to obtain might materially adversely affect the Properties, business, profits or financial condition of the Managing General Partner.

     Dated:

                                        CROWN PACIFIC MANAGEMENT LIMITED
                                          PARTNERSHIP

                                                    By:  HS Corp. of
                                          Oregon, an Oregon

                                       B-2-152
                                           corporation
                                                                      Its
                                           General Partner

                                                  By
                                                    ----------------------------
                                                            Its

                                       B-2-153

                                      SCHEDULE I

                                 NOTE PURCHASERS(4)


---------------------
(4)  The Purchasers purchasing Notes on such Closing Date.



                                      SCHEDULE I
                  (to Managing General Partner Closing Certificate)

                      GENERAL PARTNERS AND LIMITED PARTNERS OF
                            THE MANAGING GENERAL PARTNER



GENERAL PARTNERS:

Fremont Timber, Inc., a Delaware corporation
HS Corp. of Oregon, an Oregon corporation


LIMITED PARTNERS:

Fremont Timber, Inc., a Delaware Corporation
Peter W. Stott
Roger L. Krage


                                       ANNEX A
                  (to Managing General Partner Closing Certificate)

                      DESCRIPTION OF CLOSING OPINION OF COUNSEL
                                    TO THE COMPANY

     The closing opinion of Ball Janik LLP, counsel for the Company, which is called for on each Closing Date by section 3.3 of the Agreement, shall be dated such Closing Date and addressed to the Purchasers purchasing Notes on such Closing Date, shall be satisfactory in form and substance to the purchasers, and shall be to the effect that:

          1. The Company is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to enter into and perform its obligations under the Agreement and to issue the Notes;

          2. The Company (i) has full power and authority to own or hold under lease its property, and (ii) is duly authorized to conduct the activities in which it is now engaged and (iii) is duly licensed or qualified and is in good standing as a foreign limited partnership in each jurisdiction in which such qualification is permitted by law and in which the failure to so qualify would reasonably be expected to have a material adverse effect on the business, operations or financial condition of the company; and the inability of the Company to qualify as a foreign limited partnership in any state in which such qualification is not permitted by law would not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company;

          3. The Managing General Partner is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority, in its capacity as the sole general partner of the Company, to execute and deliver the Agreement and the Notes on behalf of the Company;

          4. The execution and delivery of the Agreement and the Notes by the Managing General Partner on behalf of the



                                      EXHIBIT C
                             (to Note Purchase Agreement)

     Company do not conflict with or result in a breach of any provision of the Partnership Agreement;

          5. The Agreement has been duly authorized, executed and delivered by HS Corp. of Oregon, an Oregon corporation ("HS CORP."), acting in its capacity as a general partner of the Managing General Partner, acting in its capacity as the sole general partner of, and on behalf of, the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to
     (i) bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, (ii) limitations on enforceability resulting from public policy and the judicial imposition of an implied covenant of good faith and fair dealing, (iii) limitations on the enforceability of equitable rights and remedies resulting from equitable defenses and judicial discretion, and (iv) to general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law);

          6. The Notes delivered on the date hereof have been duly authorized, executed and delivered by HS Corp., acting in its capacity as a general partner of the Managing General Partner, acting in its capacity as the sole general partner of, and on behalf of, the Company, and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, (ii) limitations on enforceability resulting from public policy and the judicial imposition of an implied covenant of good faith and fair dealing, (iii) limitations on the enforceability of equitable rights and remedies resulting from equitable defenses and judicial discretion, and
     (iv) to general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or law);

          7. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Federal, state or local governmental body is necessary in connection with the execution, delivery and performance of the Agreement or the Notes by the Company;

          8. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Agreement do not (i) contravene any law, governmental rule or regulation or any order of any court or governmental authority or agency known to such counsel after due inquiry and applicable to or binding on the Company, or (ii) conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any of the Property of the Company pursuant to any agreement or other instrument known to such counsel to which the Company is a party or by which the Company or any of its Property is bound;

          9. To the knowledge of such counsel, there are no proceedings pending or threatened against or affecting the Company or the Managing General Partner in any court or before any governmental authority or arbitration board or tribunal which, if determined adversely to the Company or the Managing General Partner, would reasonably be expected to have a materially adverse effect on the business, operations or financial condition of the Company or the ability of the Company to perform its obligations under the Agreement. To the knowledge of such counsel, neither the Company nor the Managing General Partner is in default with respect to any order of any court, governmental authority or arbitration board or tribunal and, to the knowledge of such counsel, neither the Company nor the Managing Partner has received any notice of any such default;

          10. Neither the purchase of the Notes nor the use by the Company of all or any portion of the proceeds of the sale of the Notes in the manner provided in the Agreement will violate Regulation G, T or X of the Board of Governors of the Federal Reserve System (12 C.F.R. Chapter II);

          11. The Company is not an "investment company," a company controlled by an "investment company" or an "affiliated person" thereof, as such terms are defined in the Investment Company Act of 1940, as amended; and

          12. HS Corp. is a corporation, duly organized, validly existing, and in good standing under the laws of the state of Oregon and has full power and authority, in its capacity as a general partner of the Managing General Partner, to execute and deliver the Agreement and the Notes on behalf of the Managing General Partner, acting in its capacity as the sole general partner of the Company.

     The opinion of Ball Janik LLP shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Managing General Partner and the Company. Such counsel may assume that the laws of the State of New York are the same as the laws of the State of Oregon. In rendering an opinion on the qualification of the Company as a foreign limited partnership under the laws of any jurisdiction (other than the State of Oregon), such counsel may rely on appropriate certificates of such public official or officials as may be responsible for certifying as to such qualification.

                  DESCRIPTION OF CLOSING OPINION OF SPECIAL COUNSEL
                                    TO THE COMPANY

     The closing opinion of Andrews & Kurth L.L.P., special counsel for the Company, which is called for on each Closing Date by Section 3.3 of the Agreement, shall be dated such Closing Date and addressed to the Purchasers purchasing Notes on such Closing Date, shall be satisfactory in form and substance to the Purchasers, and shall be to the effect that:

          1. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement do not, under existing law, require the registration of the Notes under the Securities Act, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended; and

          2. The Company shall be taxed as a partnership for Federal income tax purposes.

                                      EXHIBIT D
                             (to Note Purchase Agreement)

                               [INTENTIONALLY RESERVED]





                                      EXHIBIT E
                             (to Note Purchase Agreement)

                  DESCRIPTION OF CLOSING OPINION OF SPECIAL COUNSEL
                                  TO THE PURCHASERS

     The closing opinion of Chapman and Cutler, special counsel to the Purchasers, which is called for on each Closing Date by Section 3.3 of the Agreement, shall be dated such Closing Date and addressed to the Purchasers purchasing Notes on such Closing Date, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

          1. The Company is a limited partnership, validly existing under the laws of the State of Delaware and has the power to enter into and perform the Agreement and to issue the Notes;

          2. The Managing General Partner is a limited partnership, validly existing under the laws of the State of Delaware and has the power to execute and deliver the Agreement and the Notes on behalf of the Company;

          3. The issuance and sale of the Notes and the execution and delivery of the Agreement by the Managing General Partner on behalf of the Company do not conflict with or result in a breach of any provision of the Partnership Agreement;

          4. The Agreement has been duly authorized, executed and delivered by the Managing General Partner on behalf of the Company and constitutes the legal valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law);

          5. The Notes delivered on the date hereof have been duly authorized, executed and delivered by the Managing

                                      EXHIBIT F
                             (to Note Purchase Agreement)

     General Partner on behalf of the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and

          6. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement do not, under existing law, require the registration of the Notes under the Securities Act, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     The opinion of Chapman and Cutler shall also state that the opinions of Ball Janik LLP and Andrews & Kurth L.L.P. are satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon. With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Managing General Partner and the Company and upon the representations of the Managing General Partner, the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

     In rendering the opinion set forth in paragraphs 1 and 3 above, Chapman and Cutler may rely, as to matters referred to in paragraphs 1 and 3, solely upon an examination of the Partnership Agreement certified by the Managing General Partner, and a certificate of limited partnership and certificate of existence of the Company certified by the Secretary of State of the State of Delaware. In rendering the opinion set forth in paragraph 2 above, Chapman and Cutler may rely, as to matters referred to in paragraph 2, solely upon an examination of the limited partnership agreement of the Managing General Partner certified by a general partner thereof, and a certificate of limited partnership and a certificate of existence of the Managing General Partner certified by the Secretary of State of the State of Delaware. In rendering the opinions set forth in paragraphs 4 and 5 above as to the due authorization, execution and delivery of the Agreement and the Notes by the Managing General Partner on behalf of the Company, Chapman and Cutler may state that they have not examined the business records of the Managing General Partner or the Company but have relied on the certificates of appropriate officers of the Managing General Partner and the Company. The opinion of Chapman and Cutler is limited to the laws of the State of New York, the limited partnership law of the State of Delaware and the Federal laws of the United States.

                        SUBORDINATION PROVISIONS APPLICABLE TO
                               SUBORDINATED FUNDED DEBT

     (a) The indebtedness evidenced by the subordinated notes(5) and any renewals or extensions thereof, shall at all times be





-----------------
(5) Or debentures or other designation as may be

                                      EXHIBIT G
                                 (to Note Agreement)
wholly subordinate and junior in right of payment to any and all indebtedness of the Company [here insert description of indebtedness to which Subordinated Funded Debt is subordinated which in all events must include the Notes] (herein called "SUPERIOR INDEBTEDNESS"), in the manner and with the force and effect hereafter set forth:

          (1) In the event of any liquidation, dissolution or winding up of the Company, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its property, all principal and interest owing on all Superior Indebtedness shall first be irrevocably paid in full before any payment is made upon the indebtedness evidenced by the subordinated notes; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities, including equity securities, or other evidences of indebtedness, the payment of which is subordinated to the payment of all Superior Indebtedness which may at the time be outstanding) which shall be made upon or in respect of the subordinated notes shall be paid over to the holders of such Superior Indebtedness, PRO RATA, for application in payment thereof unless and until such Superior Indebtedness shall have been paid or satisfied in full;

          (2) In the event that the subordinated notes are declared or become due and payable because of the occurrence of any event of default thereunder (or under the agreement or indenture, as appropriate) or otherwise than at the option of the Company, under circumstances when the foregoing clause (l) shall not be applicable, the holders of the subordinated notes shall be entitled to payments only after there shall first have been paid in full all Superior Indebtedness outstanding at the time the subordinated notes so become due and payable because of any such event, or payment shall have been provided for in a manner satisfactory to the holders of such Superior Indebtedness; and

          (3) During the continuance of any default with respect to any Superior Indebtedness which would permit the holders thereof to accelerate the maturity of such Superior Indebtedness, no payment of principal, premium or interest shall be made on the subordinated notes, if written notice of such default (a "DEFAULT NOTICE") has been given to the Company by any holder or holders of any Superior Indebtedness. Upon receipt of any Default Notice from the holders of Superior Indebtedness pursuant to this clause (3), the Company shall forthwith send a copy thereof to each holder of the subordinated notes at the time outstanding. Any payment or distribution of any kind or character, whether in cash, property or securities made with respect to any subordinated note after receipt by the Company of a Default Notice shall be held by the holder of such subordinated note in trust for the benefit of, and shall be paid over to, the holders of such Superior Indebtedness for application on a PRO RATA basis to the payment of such Superior Indebtedness unless and until such Superior Indebtedness shall have been paid or satisfied in full; and

     (b) The holder of each subordinated note undertakes and agrees for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proofs of claim which any holder of Superior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the subordinated notes and to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of any subordinated note so to do, any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such note to execute, verify, deliver and file any such proofs of claim.

     (c) No right of any holder of any Superior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or the holders of Superior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants of the subordinated notes or the agreement under which they are issued, regardless of any knowledge thereof that any such holder of Superior Indebtedness may have or be otherwise charged with.

     (d) The Company agrees, for the benefit of the holders of Superior Indebtedness, that in the event that any subordinated note is declared due and payable before its expressed maturity because of the occurrence of a default hereunder, the Company will give prompt notice in writing of such happening to the holders of Superior Indebtedness.

     (e) The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand, and the holders of the subordinated notes on the other hand, and nothing herein shall impair, as between the Company and the holders of the subordinated notes, the obligation of the Company which is unconditional and absolute, to pay the principal, premium, if any, and interest on the subordinated notes in accordance with their terms, nor shall anything herein prevent the holders of the subordinated notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of the holders of Superior Indebtedness as herein provided for.

                                PRE-FUNDING AGREEMENT


                                ---------------------


To the Purchasers Listed
  on the Attached Schedule

                  Re:  $95,000,000 Senior Notes, Series A, B and C
                                   Due 2010 - 2018
                                          of
                          CROWN PACIFIC LIMITED PARTNERSHIP

Ladies and Gentlemen:

     In connection with the above-referenced transaction and in consideration of each of you, as purchasers of the above-captioned Notes (the "PURCHASERS"), depositing your respective commitments in escrow in a separate trust account on _______________ (the "FUNDING DATE") with Bank of America National Trust and Savings Association, as funding agent (the "FUNDING AGENT"), in anticipation of, and in order to facilitate, a closing on ______________ (the "CLOSING DATE"), the undersigned, Crown Pacific Limited Partnership, a Delaware limited partnership (the "COMPANY"), agrees to reimburse each of you, whether or not your funds are invested hereunder, for (i) any loss of principal you may suffer as a result of such deposit, and (ii) the loss of the use of your funds by paying to you (with respect only to the loss referred to in this clause (ii)) a sum equal to interest at the rate per annum (computed on the basis of a 360-day year) borne by the series of Notes to be purchased with such funds so advanced by you on the amount of such funds for the period from and including such Funding Date to but excluding, as the case may be, (x) the Closing Date, if such

                                      EXHIBIT H
                             (to Note Purchase Agreement)
closing occurs on such date, (y) such other Business Day not more than two calendar days after the Closing Date on which the closing occurs (the "RESCHEDULED CLOSING DATE") or (z) the Business Day on which your funds are returned if the wire transfer of such funds is initiated by the Funding Agent by 10:00 a.m. Houston, Texas time or the next following Business Day if such return is not made by such time. The Company shall pay such amounts referred to in clauses (i) and (ii) of the preceding sentence to the Funding Agent on behalf of the Purchasers in immediately available funds by wire transfer to be received by the Funding Agent no later than 9:00 a.m. Houston, Texas time on the last day of the period in respect of which interest is payable, and the Funding Agent shall pay each Purchaser its respective amount due in immediately available funds by wire transfer on such day to the account specified for such Purchaser on
Schedule I to the Note Purchase Agreement dated as of December 15, 1997 (the "NOTE AGREEMENT") pursuant to which the above-captioned Notes are to be issued or to such other account specified by such Purchaser in writing to the Company and the Funding Agent. "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banks in the States of Texas or California are authorized or permitted to be closed in observance of a legal holiday.

     The funds furnished by you shall be held in a separate trust account and shall be invested upon the instruction of the Company by the Funding Agent on your behalf in obligations of the United States of America or obligations fully guaranteed as to principal and interest by the United States of America, in either case having a stated maturity not later than one week from the date of acquisition, PROVIDED that, any of such investments may be made through a repurchase agreement in commercially reasonable form with the Funding Agent or any other bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000 so long as title to the underlying obligations shall pass to the Funding Agent, and that such underlying obligations shall be segregated in a custodial or trust account of, or for the benefit of, the Funding Agent for your further benefit and such account shall be overcollateralized by 102% (such investments being hereinafter referred to as

"INVESTMENTS"). All income and profits on the Investments not in excess of the sums payable to you pursuant to clause (ii) of the first sentence of the preceding paragraph shall be for your respective accounts (such income and profits to be credited against the obligation of the Company to reimburse each of you for the loss of use of funds made available to the Funding Agent) and all other income and profits shall be for the account of the Company. All losses on the Investments shall be borne by the Company and the Company shall reimburse the Funding Agent therefor for your ratable benefit pursuant to the preceding paragraph.

     Your execution of the Note Agreement shall indicate your acceptance of the terms and conditions of this letter and your authorization to the Funding Agent to invest the funds provided by you as specified herein.


                              Very truly yours,



                              CROWN PACIFIC LIMITED PARTNERSHIP,
                                   a Delaware limited partnership

                                   By:  CROWN PACIFIC MANAGEMENT
                                        LIMITED PARTNERSHIP,
                                   a Delaware limited partnership
                                        Its General Partner

                                           By:  HS Corp. of Oregon,
                                                    an Oregon corporation
                                        Its General Partner

                                           By
                                              ---------------------------------
                                                      Its:

     The undersigned, as Funding Agent, hereby acknowledges the foregoing and agrees (i) to hold such funds in a separate trust account pursuant to the terms of which such funds may not be commingled with assets of the Funding Agent and may not be withdrawn unless and until verbal instructions (the "INSTRUCTIONS") are received from Robert P. Davis, Esq., Richard F. Klein, Esq., Thomas G. Park, Esq. or Demetria E. Vong-Spillan of the law firm of Chapman and Cutler, Chicago, Illinois to withdraw such funds and apply such funds as described in either clause (iii)(x) or (iii)(y) as specified, (ii) prior to receiving such Instructions, to invest, if possible, said funds on behalf of each of the Purchasers in Investments at the instruction of the Company, (iii) immediately following receipt of such Instructions, (x) if a closing shall have occurred on the Closing Date or the Rescheduled Closing Date, to withdraw such funds and pay and apply the same to or upon the instructions of the Company in accordance with the terms of the Note Agreement, and to disburse all income and profits on the Investments not in excess of the sums payable to the respective Purchasers in accordance with the provisions of the foregoing letter and all other income and profits actually earned thereon to the Company, and (y) if a closing shall not have occurred on the Closing Date or the Rescheduled Closing Date, to deliver to each of the Purchasers in immediately available funds by wire transfer to the account specified in the foregoing letter any funds which are to be returned to such Purchasers, including any amounts furnished by the Company to reimburse the Purchasers for losses, if any, incurred on the Investments. The Funding Agent agrees to initiate a wire transfer to each of the Purchasers by 10:00 a.m. Chicago, Illinois time of funds it receives from the Company prior to 9:00 a.m. Chicago, Illinois time.

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION



                                        By
                                          Its:

                                       SCHEDULE


               PURCHASER                               AMOUNT OF COMMITMENT
               ---------                               --------------------